This filing is made pursuant to Rule 424(b)(2)

under the Securities Act of 1933

in connection with Registration No. 333-255054

Calculation of the Registration Fee

Title of Each Class of Securities Offered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Depositary Shares, each representing a 1/1000th interest in a share of 7.000% Series A Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share (Liquidation Preference equivalent to $25.00 Per Depositary Share)	6,900,000	$25.00	$172,500,000.00	$ 18,819.75
7.000% Series A Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share (the “Preference Shares”)	6,900	(3)	(3)	(3)

(1)	Includes 900,000 Depositary Shares and 900 Preference Shares issuable upon exercise of the underwriters’ option to purchase additional Depositary Shares and Preference Shares.

(2)

The filing fee is calculated in accordance with Rule 457(r) and Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), by multiplying the proposed maximum aggregate offering price of the securities offered by the fee payment rate in effect on the date of fee payment. Pursuant to Rule 457(p) under the Securities Act, unused filing fees of $43,575 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (File No. 333-223657) and are used to offset the registration fee for this offering.

(3)	No separate consideration will be payable in respect of the Preference Shares that are being issued in connection with this offering.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $350,000,000 proposed maximum aggregate offering price of unsold securities previously registered under a registration statement on Form F-3 (File No. 333-223657) (the “Prior Registration Statement”), and the Prior Registration Statement, as well as any offering of the unsold securities thereunder, was deemed terminated as of the date of effectiveness of this Registration Statement. In connection with the registration of such unsold securities, we paid a registration fee of $43,575, which will continue to be applied to such unsold securities.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 6, 2021)

6,000,000 Depositary Shares

Textainer Group Holdings Limited

6,000,000 Depositary Shares

Each representing a 1/1,000th Interest in a Share of

7.000% Series A Cumulative Redeemable Perpetual Preference Shares

(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

Each of the 6,000,000 depositary shares offered hereby (the “Depositary Shares”) represents a 1/1,000th interest in a share of 7.000% Series A Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share, with a $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share) (the “Series A Preference Shares”) of Textainer Group Holdings Limited, deposited with Computershare Trust Company, N.A., as depositary (the “Depositary”). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you will be entitled to a proportional fractional interest in all rights and preferences of the Series A Preference Shares (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the Depositary.

Dividends on the Series A Preference Shares, when, as and if declared by our board of directors (the “Board”) or any duly authorized committee of the Board, will be payable on the liquidation preference amount, on a cumulative basis, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2021. Dividends will be payable out of amounts legally available for the payment of dividends in accordance with the Bermuda Companies Act of 1981, as amended (i) from the date of original issue to, but excluding June 15, 2026 (the “first reset date”) at a fixed rate per annum of 7.000% of the $25,000 liquidation preference per Series A Preference Share (equivalent to $25.00 per Depositary Share), and (ii) from, and including, the first reset date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 6.134% of the $25,000 liquidation preference per Series A Preference Share (equivalent to $25.00 per Depositary Share). Dividends on the Series A Preference Shares will accumulate daily and be cumulative from, and including, the date of original issuance of the Series A Preference Shares.

The Series A Preference Shares are perpetual and have no maturity date. We may not redeem the Series A Preference Shares before the first reset date. We may, at our option, redeem the Series A Preference Shares, in whole or in part, from time to time on any dividend payment date on or after the first reset date at a redemption price in cash equal to $25,000 per Series A Preference Share (equivalent to $25.00 per Depositary Share) plus all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date. See “Description of the Series A Preference Shares—Optional Redemption.”

If we redeem the Series A Preference Shares, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series A Preference Shares or the Depositary Shares.

Upon the occurrence of a Change of Control, each holder of Depositary Shares will have the right (unless we have provided notice of our election to redeem the Series A Preference Shares) to convert some or all of such holder’s interest in the Series A Preference Shares represented by the Depositary Shares into a specified number of our common shares as set forth in “Description of the Series A Preference Shares—Change of Control—Conversion Right Upon a Change of Control.” In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the Series A Preference Shares within 120 days after the first date on which such Change of Control occurred, at a redemption price in cash equal to $25,000 per Series A Preference Share (equivalent to $25.00 per Depositary Share), plus any accumulated and unpaid dividends to, but not including, the redemption date, whether or not declared. See “Description of the Series A Preference Shares—Change of Control—Optional Redemption upon a Change of Control.”

The Series A Preference Shares will not have voting rights, except as set forth under “Description of the Series A Preference Shares—Voting Rights.” A holder of Depositary Shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares—Voting of the Depositary Shares.”

The Depositary Shares are a new issue of securities with no established trading market. We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “TGH PRA” and, if the application is approved, we expect trading in the Depositary Shares to begin within 30 days after the date that the Depositary Shares are first issued.

Investing in the Depositary Shares and the underlying Series A Preference Shares involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement.

	Per Depositary Share	Total
Price to the Public(1)	$25.00	$150,000,000.00
Underwriting Discount	$0.7875	$4,725,000.00
Proceeds to Textainer Group Holdings Limited.(2) Before Expenses	$24.2125	$145,275,000.00

(1)	Plus accrued dividends, if any, from the date of original issuance.
(2)	Assumes no exercise of the underwriters’ option to purchase additional Depositary Shares described below.

We have granted the underwriters an option to purchase up to an additional 900,000 Depositary Shares within 30 days of the date of this prospectus supplement solely for purposes of covering over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect the Depositary Shares to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about April 13, 2021.

Joint Book-Running Managers

RBC Capital Markets	UBS Investment Bank	Keefe, Bruyette & Woods A Stifel Company	B. Riley Securities

The date of this prospectus supplement is April 6, 2021.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering of Depositary Shares. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a “shelf” registration process. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information specified below under the heading

S-i

“Where You Can Find Additional Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the Depositary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and any other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

As used in this prospectus supplement and the accompanying prospectus, unless indicated otherwise or the context otherwise requires, references to: (1) “Textainer,” “TGH,” “the Company,” “we,” “us” and “our” refer, as the context requires, to Textainer Group Holdings Limited or Textainer Group Holdings Limited and its subsidiaries; (2) “TEU” refers to a “Twenty-Foot Equivalent Unit,” which is a unit of measurement used in the container shipping industry to compare shipping containers of various lengths to a standard 20’ dry freight container, thus a 20’ container is one TEU and a 40’ container is two TEU; (3) “CEU” refers to a Cost Equivalent Unit, which is a unit of measurement based on the approximate cost of a container relative to the cost of a standard 20’ dry freight container, so the cost of a standard 20’ dry freight container is one CEU; the cost of a 40’ dry freight container is 1.6 CEU; the cost of a 40’ high cube dry freight container (9’6” high) is 1.7 CEU; and the cost of a 40’ high cube refrigerated container is 8.0 CEU; (4) “our owned fleet” means the containers we own; (5) “our managed fleet” means the containers we manage that are owned by other container investors; (6) “our fleet” and “our total fleet” mean our owned fleet plus our managed fleet plus any containers we lease from other lessors; and (7) “container investors” means the owners of the containers in our managed fleet.

Industry data and other statistical information used in this prospectus supplement and the accompanying prospectus, any related free writing prospectus and any document incorporated by reference into this prospectus supplement are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any document incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any document incorporated by reference into this prospectus is accurate as of the dates on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

S-ii

In this prospectus supplement, unless otherwise specified, all monetary amounts are in U.S. dollars. To the extent that any monetary amounts are not denominated in U.S. dollars, they have been translated into U.S. dollars in accordance with our accounting policies as described in our consolidated financial statements incorporated by reference into this prospectus.

Consent under the Exchange Control Act 1972 (and its related regulations) has been given by the Bermuda Monetary Authority for the issue and free transferability of all of our securities other than equity securities to and between non-residents of Bermuda for exchange control purposes and for the issue and transfer of our equity securities (which would include our Depositary Shares and Series A Preference Shares) to and between non-residents of Bermuda for exchange control purposes provided our shares are and remain listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such consent the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The securities to be issued under this prospectus may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda. Additionally, non–Bermudian persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorized to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing our securities in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

Notice to Prospective Investors in the United Kingdom

The communication of this preliminary prospectus supplement, and any other document or materials relating to the issue of the Depositary Shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom (“UK”). The communication of such documents and/or materials as a financial promotion is only being made to those persons in the UK who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the UK, the Depositary Shares offered hereby are only available to, and any investment or investment activity to which this preliminary prospectus supplement relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this preliminary prospectus supplement or any of its contents.

In the UK, this preliminary prospectus supplement is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This preliminary prospectus supplement has been prepared on the basis that any offer of the Depositary Shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Depositary Shares. Accordingly any person making or intending to make an offer in the UK of the Depositary Shares which are the subject of the offering contemplated in this preliminary prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the Managers to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the Managers have authorised, nor do they authorise, the making of any offer of the Depositary Shares in circumstances in which an obligation arises for the Issuer or the Managers to publish or supplement a prospectus for such offer.

S-iii

Notice to Prospective Investors in the European Economic Area

This preliminary prospectus supplement is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This preliminary prospectus supplement has been prepared on the basis that any offer of the Depositary Shares in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. Accordingly any person making or intending to make an offer in that Member State of the Depositary Shares which are the subject of the offering contemplated in this preliminary prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the Managers to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the Managers have authorised, nor do they authorise, the making of any offer of the Depositary Shares in circumstances in which an obligation arises for the Issuer or the Managers to publish or supplement a prospectus for such offer.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any document incorporated by reference into this prospectus supplement contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and in any document incorporated by reference into this prospectus supplement.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations involve risks and uncertainties relative to return expectations and related allocation of resources and changing economic or competitive conditions which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, per diem rates, container prices, demand for containers by container shipping lines, supply, the magnitude and duration of the ongoing COVID-19 pandemic and other factors discussed under “Risk Factors” or elsewhere, which could also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus supplement, the accompanying prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus supplement, the accompanying supplement, any related free writing prospectus and any document incorporated by reference into this prospectus supplement are excluded from the safe harbor protection provided by the PSLRA.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Depositary Shares involves risks. See “Risk Factors” in this prospectus supplement.

Our Company

We are one of the world’s largest lessors of intermodal containers based on fleet size, with a total fleet of approximately 2.4 million containers, representing approximately 3.8 million TEU. Containers are an integral component of intermodal trade, providing a secure and cost-effective method of transportation because they can be used to transport freight by ship, rail or truck, making it possible to move cargo from point of origin to final destination without repeated unpacking and repacking.

We lease containers to approximately 250 shipping lines and other lessees, including almost all of the world’s top 20 container lines, as measured by the total TEU capacity of their container vessels. We believe that our scale, global presence, customer service, market knowledge and long history with our customers have made us one of the most reliable suppliers of leased containers. We have a long track record in the industry, operating since 1979, and have developed long-standing relationships with key industry participants. Our top 20 customers, as measured by revenues, have on average been our customers for 27 years.

We have provided an average of approximately 320,000 TEU of new containers per year for the past five years and have been one of the largest buyers of new containers over the same period. We are one of the largest sellers of used containers, having sold an average of approximately 150,000 containers per year for the last five years to more than 1,500 customers.

We provide our services worldwide via an international network of 14 regional offices and approximately 400 independent depots.

We operate our business in three core segments:

•	Container Ownership. As of December 31, 2020, we owned containers accounting for approximately 88% of our fleet.

•

Container Management. As of December 31, 2020, we managed containers on behalf of 13 unaffiliated container investors, providing acquisition, management and disposal services. As of December 31, 2020, total managed containers accounted for approximately 12% of our fleet.

•

Container Resale. We generally sell containers from our fleet when they reach the end of their useful lives in marine service or when we believe it is financially attractive for us to do so, considering location, sale price, the cost of repair, and possible repositioning expenses. We also purchase and lease or resell containers from shipping line customers, container traders and other sellers of containers.

The table below summarizes the composition of our fleet, in TEU, by type of containers, as of December 31, 2020:

	Owned	Managed	Total
Standard dry freight	3,088,396	434,413	3,522,809
Refrigerated	182,673	8,921	191,594
Other specialized	50,677	8,973	59,650

Total fleet	3,321,746	452,307	3,774,053

Percent of total fleet	88.0%	12.0%	100.0%

Our owned and managed lease fleet as of December 31, 2020 based on TEU on hire as a percentage of total TEU on hire was as follows:

Percent of Total On-Hire Fleet
Term leases	70.3%
Master leases	10.9%
Finance leases	17.2%
Spot leases	1.6%

Total	100.00%

Our internet website address is www.textainer.com. The information contained on, or that can be accessed through, our website is not incorporated into and is not intended to be a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the offering and the Series A Preference Shares. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Depositary Shares” section and “Description of Series A Preference Shares” section of this prospectus supplement each contains a more detailed description of the terms and conditions of the Depositary Shares and the Series A Preference Shares, respectively.

Issuer	Textainer Group Holdings Limited

Securities Offered	6,000,000 Depositary Shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 7.000% Series A Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share, with a $25,000 liquidation preference per Series A Preference Share (equivalent to $25.00 per Depositary Share) (the “Series A Preference Shares”) of Textainer Group Holdings Limited., deposited with Computershare Trust Company, N.A., as depositary (the “Depositary”). Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series A Preference Shares represented by such Depositary Share, to all the rights and preferences of the Series A Preference Shares represented thereby (including dividend, voting, redemption and liquidation rights).

The underwriters have the option to purchase up to an additional 900,000 Depositary Shares within 30 days of the date of this prospectus supplement solely for purposes of covering over-allotments, if any.

Further Issuances	We may at any time and from time to time, without notice to, or the consent of, holders of the Depositary Shares and the underlying Series A Preference Shares, elect to issue additional Depositary Shares representing additional Series A Preference Shares, and all such additional Depositary Shares would be deemed to form a single series with the Depositary Shares offered hereby.

Dividends

Dividends, when, as and if declared by our board of directors (the “Board”) or any duly authorized committee of the Board, will be payable on the liquidation preference amount, on a cumulative basis, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2021. Dividend payment dates are subject to adjustment for business days. Dividends will be payable out of amounts legally available for the payment of dividends in accordance with the Companies Act (i) from the date of original issue to, but excluding, June 15, 2026 (the “first reset date”) at a fixed rate per annum of 7.000% of the $25,000 liquidation preference per Series A Preference Share, and (ii) from, and including, the first reset date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 6.134% of the $25,000 liquidation preference per Series A Preference Share. Dividends will accumulate daily and be cumulative from, and including, the date of original issuance of the Series A Preference Shares.

The amount of the dividend per Series A Preference Share will be calculated for each dividend period (or portion thereof) on the basis of a 360-day year consisting of twelve 30-day months.

Dividends on the Series A Preference Shares will be cumulative (i) whether or not we have earnings, (ii) whether or not there are funds legally available for the payment of such dividends, (iii) whether or not such dividends are authorized or declared and (iv) whether or not any of our agreements prohibit the current payment of dividends, including any agreement relating to our indebtedness. Accordingly, if the Board or any duly authorized committee of the Board does not declare a dividend on the Series A Preference Shares payable in respect of any dividend period before the related dividend payment date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding-up of our affairs (or earlier redemption of such Series A Preference Shares), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be. Although dividends on the Series A Preference Shares will be cumulative, there may be circumstances in which we are limited or restricted in our ability to declare and pay dividends. See “—Restrictions on Dividends” below and “Description of the Series A Preference Shares—Dividends” in this prospectus supplement. No interest, or sum of money in lieu of interest, will be payable on any dividend payment that may be in arrears on the Series A Preference Shares.

Any dividends paid on the Series A Preference Shares will be distributed to the holders of Depositary Shares in the manner described under “Description of the Depositary Shares—Dividends and Other Distributions.”

Restrictions on Dividends

We will not declare or pay, or set aside for payment, full dividends on the Series A Preference Shares or any Parity Stock (as defined herein) for any dividend period unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series A Preference Shares and any such Parity Stock through the most recently completed dividend period for each such security. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series A Preference Shares or any Parity Stock, all dividends declared for such dividend period with respect to the Series A Preference Shares and such Parity Stock shall be declared on a pro rata basis. Any portion of such dividends not declared and paid (or declared and a sum sufficient for payment thereof set aside) that are payable upon the Series A Preference Shares and such Parity Stock in respect of such dividend period on such dividend payment date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available for the payment of dividends upon liquidation, dissolution or winding-up (or earlier redemption of such Series A Preference Shares and such Parity Stock), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption. See “Description of the Series A Preference Shares—Dividends.”

During any dividend period, so long as any Series A Preference Shares remain outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series A Preference Shares and any Parity Stock through the most recently completed dividend period:

•	no dividend shall be paid or declared on our common shares or other Junior Stock (as defined herein) (other than a dividend payable solely in Junior Stock); and

•

no common shares or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (a) purchases, redemptions or other acquisitions of shares of Junior Stock pursuant to any employment contract, dividend reinvestment and share purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (b) as a result of a reclassification of Junior Stock for or into other Junior Stock, (c) the exchange or conversion of one share of Junior Stock for or into another share of such Junior Stock, or (d) through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a dividend period.

The Series A Preference Shares will rank junior as to payment of dividends to any class or series of our Senior Stock (as defined herein) that we may issue in the future. If at any time we have failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, we may not pay any dividends on the issued and outstanding Series A Preference Shares or redeem or otherwise repurchase any Series A Preference Shares until we have paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preference Shares.

Although dividends on the Series A Preference Shares will be cumulative, no dividends on the Series A Preference Shares shall be declared and paid (or declared and a sum sufficient for the payment thereof set aside) at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) shall be restricted or prohibited by our bye-laws or the Bermuda Companies Act of 1981, as amended (the “Companies Act”).

Payment of dividends on the Series A Preference Shares is subject to certain other restrictions described under “Description of the Series A Preference Shares—Dividends.”

Optional Redemption	We may, at our option, redeem the Series A Preference Shares in whole or in part, from time to time on any dividend payment date on or after the first reset date at a redemption price in cash equal to $25,000 per Series A Preference Share (equivalent to $25.00 per Depositary Share) plus all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date.

If we redeem the Series A Preference Shares in whole or in part, the Depositary will redeem a proportionate number of Depositary Shares.

The Series A Preference Shares will not be subject to any sinking fund or other obligation of ours to redeem, repurchase or retire the Series A Preference Shares. See “Description of the Series A Preference Shares—Optional Redemption.”

Optional Redemption Upon a Change of Control	Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preference Shares underlying the Depositary Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a redemption price in cash equal to $25,000 per Series A Preference Share (equivalent to $25.00 per Depositary Share), plus all accumulated and unpaid distributions to, but not including, the redemption date, whether or not declared. If we redeem the Series A Preference Shares, the Depositary will redeem a proportionate number of Depositary Shares. If, prior to the Change of Control Conversion Date (as defined below), we exercise our redemption rights relating to the Series A Preference Shares, the holders of Depositary Shares representing the interests in the Series A Preference Shares that we have elected to redeem will not have any right to direct the Depositary to convert the Series A Preference Shares as described under “Description of the Series A Preference Shares—Conversion Right Upon a Change of Control.” Any cash payment to holders of Series A Preference Shares will be subject to any limitations in the agreements governing our indebtedness.

“Change of Control” means the occurrence of any of the following after the original issue date of the Series A Preference Shares:

(1) the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation,

consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

(2) the consummation of any transaction (including, without limitation, any merger, amalgamation, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests.

Notwithstanding the foregoing, the holders of Series A Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) the Series A Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Ranking	The Series A Preference Shares will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. The Series A Preference Shares will rank, with respect to anticipated dividends and distributions upon the liquidation, winding-up and dissolution of our affairs:

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senior to our common shares and to each other class or series of our shares established after the original issue date of the Series A Preference Shares that is not expressly made senior to, or on parity with, the Series A Preference Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of our affairs (the “Junior Stock”);

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on a parity with any class or series of our shares established after the original issue date of the Series A Preference Shares that is expressly made on parity with the Series A Preference Shares as to the payment of dividends and amounts payable on a liquidation, dissolution or winding-up of our affairs (the “Parity Stock”);

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junior to any class or series of our shares established after the original issue date of the Series A Preference Shares that is expressly made senior to the Series A Preference Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of our affairs (the “Senior Stock”);

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junior to all of our existing and future indebtedness (including indebtedness outstanding under our credit facilities and our unsecured senior notes) and other liabilities with respect to assets available to satisfy claims against us; and

•	structurally subordinated to existing and future indebtedness and other liabilities of our subsidiaries and future preference shares of our subsidiaries.

Parity Stock with respect to the Series A Preference Shares may include series of our preference shares that have different dividend rates, redemption or conversion features, mechanics, dividend periods (e.g., semi-annual rather than quarterly), payment of dividends, payment dates and record dates than the Series A Preference Shares.

As of the date of this prospectus supplement, we do not currently have any Junior Stock other than our common shares, any Parity Stock, or any Senior Stock outstanding. At December 31, 2020, our subsidiaries had approximately $4,115 million of total debt outstanding, $1,588 million of which is guaranteed by us. See “Description of the Series A Preference Shares—Ranking.”

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of the Series A Preference Shares are entitled to receive out of our assets legally available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of Senior Stock in respect of distributions upon liquidation, dissolution or winding-up of our affairs, and before any distribution is made to or set aside for holders of our common shares or any other Junior Stock, a liquidating distribution in the amount of $25,000 per Series A Preference Share (equivalent to $25.00 per Depositary Share), plus all accumulated and unpaid dividends (whether or not declared).

Distributions will be made pro rata as to the Series A Preference Shares and any Parity Stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities and obligations to our creditors, if any. See “Description of the Series A Preference Shares—Liquidation Rights.”

Voting Rights	None, except with respect to certain amendments to the terms of the Series A Preference Shares, in the case of certain dividend nonpayments and as otherwise required by applicable law. See “Description of the Series A Preference Shares—Voting Rights.” Holders of Depositary Shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares—Voting of the Depositary Shares.”

No Maturity Date	The Series A Preference Shares are perpetual and have no maturity date, and we are not required to redeem the Series A Preference Shares. Accordingly, all Series A Preference Shares and, in turn, all Depositary Shares will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Change of Control.

Preemptive and Conversion Rights	None, except as described under “—Conversion Right Upon a Change of Control”.

Conversion Right Upon a Change of Control	Upon the occurrence of a Change of Control, each holder of Depositary Shares representing interests in the Series A Preference Shares will have the right (unless we have provided notice of our election to redeem the Series A Preference Shares) to direct the Depositary, on such holder’s behalf, to convert some or all of such holder’s interest in the Series A Preference Shares represented by the Depositary Shares held by such holder on the Change of Control Conversion Date into a number of our common shares equal to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Depositary Share plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preference Shares dividend payment and prior to the corresponding Series A Preference Shares dividend payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price, and

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1.6728, which is the quotient obtained by dividing (i) the $25.00 liquidation preference per Depositary Share by (ii) one-half of the closing price of our common shares on the NYSE on April 5, 2021, which was the trading day immediately preceding the date of this prospectus supplement, subject, in each case, to certain adjustments and provisions for (i) the receipt of Alternative Conversion Consideration and (ii) splits, combinations and distributions in the form of equity issuances.

In the event that the conversion would result in the issuance of fractional shares of common shares, we will pay each holder of Depositary Shares the cash value of such fractional shares in lieu of such fractional shares.

For definitions of “Alternative Conversion Consideration,” “Change of Control Conversion Date,” and “Common Share Price,” and the restrictions on cash payments under a Change of Control hereunder, see “Description of the Series A Preference Shares—Change of Control.”

Payment of Additional Amounts

In the event of certain tax changes that require withholdings with respect to dividends or other payments on the Series A Preference Shares and, in turn, the Depositary Shares, we are not required to pay additional amounts to holders of the Series A Preference Shares, as additional dividends, to make up for any such deduction or withholding for any taxes or other charges on amounts we must pay with respect to the Series A Preference Shares. See “Risk Factors—Dividends or other payments with respect to the Series A Preference Shares (and in turn, the Depositary Shares) may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.”

Listing	We intend to apply to list the Depositary Shares on the NYSE under the symbol “TGH PRA” and, if the application is approved, we expect trading in the Depositary Shares to begin within 30 days after the date that the Depositary Shares are first issued. We do not expect that there will be any separate trading market for the Series A Preference Shares except as represented by the Depositary Shares.

Material U.S. Federal Income Tax Considerations	Distributions with respect to the Depositary Shares (other than certain payments in redemption or retirement of the Depositary Shares) will generally be taxable dividends to the extent that they are paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If you are an individual citizen or resident of the United States or a U.S. estate or trust and meet certain holding period requirements, we expect that under current administrative guidance any such dividends will be “qualified dividend income” that is taxable at preferential tax rates. There are other tax matters you should consider before investing in the Depositary Shares, including our tax status as a non-U.S. person. You should carefully read the section entitled “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	The net proceeds from the sale of the Depositary Shares, after deducting the underwriting discount and related offering expenses, will be approximately $144,875,000 ($166,666,250 if the underwriters exercise their option to purchase additional Depositary Shares in full). We intend to use the net proceeds from the sale of the Depositary Shares for general corporate purposes, which includes the purchase of additional containers. See “Use of Proceeds.”

Form of the Depositary Shares	The Depositary Shares will be represented by one or more fully registered global depositary receipts that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein. See “Book-Entry System.”

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Depositary	Computershare Inc. and Computershare Trust Company, N.A., collectively.

Risk Factors	An investment in the Depositary Shares and the underlying Series A Preference Shares involves risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement, before making an investment decision.

RISK FACTORS

Any investment in our Series A Preference Shares involves a high degree of risk. You should consider carefully the risk factors set forth below as well as the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this document before making an investment in our Series A Preference Shares. In particular, see the risk factors set forth in our Annual Report on Form 20-F for the year ended December 31, 2020, beginning on page 5 thereof. If any of these risks were to occur, our business, financial condition or operating results could be harmed, which may reduce our ability to pay dividends on or redeem our Series A Preference Shares, and lower the trading price of the Depositary Shares representing such Series A Preference Shares. You may lose all or part of your investment.

Risks Related to the Depositary Shares and the Series A Preference Shares

We may not have sufficient cash from our operations to enable us to pay dividends on our Series A Preference Shares following the payment of expenses.

Although dividends on the Series A Preference Shares will be cumulative, our board of directors must approve the actual payment of the dividends. We will pay quarterly dividends on our Series A Preference Shares from funds legally available for such purpose when, as and if declared by our board of directors or any authorized committee thereof. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. Our board of directors could do so for any reason. We may not have sufficient cash available each quarter to pay dividends. The amount of dividends we can pay depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

•	the level of our operating profits;

•	demand for leased containers, used container prices, market leasing rates for containers, lessee defaults and used container sales prices;

•	demand for international trade;

•	prevailing global and regional economic and political conditions;

•	the effect of domestic and foreign governmental regulations on the conduct of our business;

•	changes in Bermuda, U.S. and international tax rules;

•	our ability to service and refinance our current and future indebtedness;

•	our ability to raise additional funds through future offerings of securities to satisfy our capital needs; and

•	our ability to draw on our existing credit facilities and the ability of our lenders to perform their obligations under their agreements with us.

The amount of cash we will have available for dividends on our Series A Preference Shares will not depend solely on our profitability.

The actual amount of cash we will have available for dividends on our Series A Preference Shares also depends on many factors, including, among others:

•	changes in our operating cash flow, capital expenditure requirements, working capital requirements and other cash needs;

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restrictions under our existing or future credit, capital lease and operating lease facilities or any future debt securities, including existing restrictions under our credit, capital lease and operating lease facilities on our ability to declare or pay dividends if an event of default has occurred and is continuing or if the payment of the dividend would result in an event of default; and

•	the amount of any reserves established by our board of directors.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which is affected by non-cash items, and our board of directors in its discretion may elect not to declare any dividends. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income.

Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.

Textainer is a holding company with no material direct operations and Textainer’s principal assets are the equity interests we directly or indirectly hold in our operating subsidiaries, which own our operating assets. As a result, Textainer is dependent on loans, dividends, and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations and to pay dividends. Our subsidiaries are legally distinct from us and may be prohibited or restricted from paying dividends or otherwise making funds available to us under certain conditions or lending covenants. If we are unable to obtain funds from our subsidiaries, we may be unable to, or our Board may exercise its discretion not to pay dividends (including on our Series A Preference Shares and, in turn, the Depositary Shares). The Depositary Shares and the Series A Preference Shares are exclusively Textainer’s obligations, and are not guaranteed by any of its subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the Depositary Shares or the Series A Preference Shares or to make any funds available for payment of such amounts, whether by dividends, loans or other payments.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations, we may not declare, pay or set aside for payment dividends on the Series A Preference Shares. As a result, if payment of dividends on the Series A Preference Shares for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period. In addition, the ability of our subsidiaries to make distributions to us (and therefore our ability to pay dividends and make other payments) is restricted by our existing, and may be restricted by future, credit agreements, capital lease and operating lease facilities. The Amended and Restated Credit Agreement, among Textainer Limited, our wholly-owned subsidiary, Textainer, Wells Fargo Bank, National Association (as administrative agent) and the syndication agents, documentation agent and the other lender parties thereto (the “Credit Agreement”), prohibits dividends, distributions or any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of Textainer Limited (whether in cash, securities or other property) that exceed, in the aggregate during the previous four consecutive fiscal quarters, 75% of Textainer Limited’s net income for the immediately preceding four fiscal quarters or if, after giving effect to such dividends or distributions, a default would exist thereunder. These laws and regulations and the determinations by the regulators implementing them, as well as contractual restrictions under outstanding borrowings, may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. “See Description of the Series A Preference Shares—Certain Bermuda Restrictions on Payment of Dividends.” The ability of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our bank loans and our subsidiaries’ bank loans.

You are making an investment decision with respect to the Depositary Shares as well as the Series A Preference Shares.

We are issuing fractional interests in Series A Preference Shares in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Series A Preference Shares to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

The Series A Preference Shares are equity and therefore are subordinated to our existing and future indebtedness.

The Series A Preference Shares will be equity interests in Textainer Group Holdings Limited and will not constitute indebtedness. As such, the Series A Preference Shares will rank junior to all of our existing and future indebtedness (including without limitation indebtedness outstanding under our credit facilities and our senior unsecured notes) we may issue in the future with respect to assets available to satisfy claims against us. The Series A Preference Shares would also rank junior to any Senior Stock that we may issue in the future. At December 31, 2020, our subsidiaries had approximately $4,115 million of total debt outstanding, $1,588 million of which is guaranteed by us.

While there are no restrictions under our current indebtedness on our ability to pay dividends to our shareholders, our future indebtedness may restrict payments of dividends on the Series A Preference Shares. See “Risk Factors—“Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.” Only the Change of Control Conversion Right relating to the Series A Preference Shares protects the holders of the Series A Preference Shares in the event of a highly leveraged or other transaction, including a merger, amalgamation or the sale, lease or conveyance of all or substantially all of our assets or business, which might adversely affect the holders of the Series A Preference Shares.

The Series A Preference Shares represent perpetual equity interests.

The Series A Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preference Shares may be required to bear the financial risks of an investment in the Series A Preference Shares for an indefinite period of time.

Market interest rates may adversely affect the value of our Series A Preference Shares.

One of the factors that will influence the price of our Series A Preference Shares will be the dividend yield on the Series A Preference Shares (as a percentage of the price of our Series A Preference Shares) relative to market interest rates. An increase in market interest rates, which, while currently climbing, are still at low levels relative to historical rates, may lead prospective purchasers of our Series A Preference Shares to expect a higher dividend yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividends. Accordingly, higher market interest rates could cause the market price of our Series A Preference Shares to decrease.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per Depositary Share, plus an amount equal to all accumulated and unpaid dividends thereon to the date of liquidation, whether or not declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your Depositary Shares is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

Investors should not expect us to redeem the Series A Preference Shares on the date it first becomes redeemable or on any dividend payment date after it becomes redeemable.

The Series A Preference Shares will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series A Preference Shares may be redeemed by us at our option in whole or in part, from time to time on any dividend payment date on or after June 15, 2026, or under certain circumstances prior to such date, at the prices set forth under

“Description of the Series A Preference Shares—Optional Redemption.” If we redeem the Series A Preference Shares in whole or in part, the Depositary will redeem a proportionate number of Depositary Shares. If we choose to redeem the Series A Preference Shares, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend or interest rate as high as the dividend payable on the Series A Preference Shares. Any decision we may make at any time to redeem the Series A Preference Shares will depend upon, among other things, our evaluation of our capital position, the terms of the Change of Control, if applicable, and general market conditions at that time. Accordingly, investors should not expect us to redeem the Series A Preference Shares on the date it first becomes redeemable or on any particular date thereafter.

There may be future sales of Series A Preference Shares, Depositary Shares or similar securities, which may adversely affect the market price of the Depositary Shares.

We are not restricted from issuing additional Series A Preference Shares or Depositary Shares or securities similar to the Series A Preference Shares or the Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Preference Shares or Depositary Shares. Holders of the Series A Preference Shares or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of Series A Preference Shares or Depositary Shares or of other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Depositary Shares bear the risk of our future offerings reducing the market price of the Depositary Shares and diluting their holdings in the Series A Preference Shares.

If we are not paying full dividends on any future Parity Stock or Senior Stock, we will not be able to pay full dividends on the Series A Preference Shares or the Depositary Shares.

When dividends are not paid in full on any shares of issued and outstanding Parity Stock for a dividend period, all dividends declared with respect to Series A Preference Shares and all shares of issued and outstanding Parity Stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accumulated but unpaid dividends per share of Series A Preference Shares and all shares of issued and outstanding Parity Stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any issued and outstanding shares of Parity Stock, we will not be able to pay full dividends on the Series A Preference Shares and, in turn, the Depositary Shares. Similarly, if we issue any series of Senior Stock, we expect that if we do not pay any amount of stated dividends thereon, we will not be able to pay any dividends on the Series A Preference Shares or the Depositary Shares.

The Depositary Shares and the underlying Series A Preference Shares may not have an active trading market.

The Depositary Shares and the underlying Series A Preference Shares are new issues of securities and do not have an established trading market. Although we plan to apply to have the Depositary Shares listed on the NYSE, there is no guarantee that we will be able to list the Depositary Shares. Even if the Depositary Shares are listed, we cannot assure you that an active after-market for the Depositary Shares will develop or be sustained or that holders of the Depositary Shares will be able to sell their Depositary Shares at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Depositary Shares could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Depositary Shares, and holders of the Depositary Shares may be required to bear the financial risks of an investment in the Depositary Shares for an indefinite period of time. We do not expect that there will be any separate public trading market for the Series A Preference Shares except as represented by the Depositary Shares.

The voting rights of holders of the Series A Preference Shares and, in turn, the Depositary Shares will be limited.

Holders of the Series A Preference Shares and, in turn, the Depositary Shares have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the Series A Preference Shares include the right to vote as a single class on certain matters that may affect the preference or special rights of the Series A Preference Shares, as described under “Description of the Series A Preference Shares—Voting Rights.” In addition, if dividends on the Series A Preference Shares have not been declared and paid for the equivalent of six quarterly full dividend periods, whether or not for consecutive dividend periods, holders of the issued and outstanding Series A Preference Shares and, in turn, the Depositary Shares, together with holders of any other issued and outstanding series of Parity Stock ranking equal with the Series A Preference Shares with similar voting rights, will be entitled to vote for the election of two additional directors, subject to the terms and to the limited extent described under “Description of the Series A Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting of the Depositary Shares.” Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares.

Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole Series A Preference Shares. While the Depositary will vote the maximum number of whole Series A Preference Shares in accordance with the instructions it receives, any remaining votes of holders of the Depositary Shares will not be voted.

Textainer is incorporated in Bermuda and a significant portion of our assets will be located outside the United States As a result, it may not be possible for holders of Depositary Shares to enforce civil liability provisions of the federal or state securities laws of the United States against Textainer.

Textainer is incorporated under the laws of Bermuda and a significant portion of our assets are located outside the United States. It may not be possible to enforce court judgments obtained in the United States against Textainer in Bermuda or in countries, other than the United States, where we will have assets, based on the civil liability provisions of the federal or state securities laws of the United States. In addition, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of U.S. courts obtained against Textainer or our officers or directors based on the civil liability provisions of the federal or state securities laws of the United States or would hear actions against Textainer or those persons based on those laws. We have been advised by our legal advisors in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries, other than the United States, where we have assets.

Bermuda law differs from the laws in effect in the United States and may afford less protection to holders of Depositary Shares.

Our shareholders (including holders of Depositary Shares) might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. As a Bermuda company, Textainer is governed by the Companies Act. The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. See “Description of Share Capital” in the accompanying prospectus.

U.S. investors in our company could suffer adverse tax consequences if we are characterized as a passive foreign investment company for U.S. federal income tax purposes.

Based upon the nature of our business activities, we could become classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. Such characterization could result in adverse U.S. tax consequences to direct or indirect U.S. investors in our Depositary Shares or Series A Preference Shares. For example, if we are a PFIC, our U.S. investors could become subject to increased tax liabilities under U.S. tax laws and regulations and could become subject to burdensome reporting requirements. The determination of whether or not we are a PFIC is made on an annual basis and depends on the composition of our income and assets from time to time. Specifically, for any taxable year we will be classified as a PFIC for U.S. tax purposes if either:

•	75% or more of our gross income in the taxable year is passive income, or

•	the average percentage of our assets (which includes cash) by value in a taxable year which produce or are held for the production of passive income is at least 50%.

In applying these tests, we are treated as owning or generating directly our pro rata share of the assets and income of any corporation in which we own at least 25% by value. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend the cash we have raised.

Under the PFIC rules, unless a U.S. investor is permitted to and does elect otherwise under the Internal Revenue Code, such U.S. investor would be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common shares, as if the excess distribution or gain had been recognized ratably over the investor’s holding period for our common shares. Based on the composition of our income, valuation of our assets, and our election to treat certain of our subsidiaries as disregarded entities for U.S. federal income tax purposes, we do not believe we were a PFIC for any period after our initial public offering (“IPO”) date and we do not expect that we should be treated as a PFIC for our current taxable year. However, there can be no assurance at all in this regard. Because the PFIC determination is highly fact intensive and made at the end of each taxable year, it is possible that we may be a PFIC for the current or any future taxable year or that the U.S. Internal Revenue Service (“IRS”) may challenge our determination concerning our PFIC status.

U.S. investors should consult their tax advisors regarding our PFIC status for any taxable year and the potential application of the PFIC rules to an investment in our Depositary Shares or Series A Preference Shares including the availability and the advisability of making certain elections under the PFIC rules.

Dividends or other payments with respect to the Series A Preference Shares (and in turn, the Depositary Shares) may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.

In the event of certain changes to current tax law that require tax to be withheld from dividends or other payments on the Series A Preference Shares and, in turn, the Depositary Shares, we are not required to make gross up payments in respect of such taxes. This would result in holders of Series A Preference Shares and, in turn, the Depositary Shares receiving less than expected and could materially adversely affect the return on your investment.

USE OF PROCEEDS

We intend to use the net proceeds of the sale of the Depositary Shares, which are expected to total approximately $144,875,000 (or approximately $166,666,250 if the underwriters exercise in full their option to purchase additional shares) after deducting the underwriting discount and estimated offering expenses payable by us, for general corporate purposes, including purchasing containers, repurchasing outstanding common shares, payment of dividends and repaying or repurchasing outstanding indebtedness.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash, debt, net of unamortized deferred financing costs, and consolidated capitalization as of December 31, 2020 on: (i) a historical basis and (ii) an as adjusted basis giving effect to this offering and the receipt of the net proceeds to us therefrom and assumes no exercise by the underwriters of their overallotment option to purchase additional Depositary Shares.

You should read this table in conjunction with the information contained in “Information on the Company” in our Annual Report on Form 20-F for the year ended December 31, 2020, and other sections of this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein, including our consolidated financial statements and the notes thereto.

	As of December 31, 2020
	Actual	As Adjusted
(in thousands, except share data)	(unaudited)
Cash and cash equivalents	$131,018	$275,893
Restricted cash	74,147	74,147

Total cash and cash equivalents and restricted cash	$205,165	$350,040

Total current liabilities	685,382	685,382
Debt, net of unamortized deferred financing costs of $18,639 and $21,446, respectively	3,706,979	3,706,979

Total liabilities	4,454,658	4,454,658

Shareholders’ equity:
Common shares, $0.01 par value, 140,000,000 shares authorized, 58,740,919 issued and 50,495,789 outstanding	587	587
7.000% Series A Preference Shares, $0.01 par value, $25,000 liquidation preference, no shares authorized, issued and outstanding, actual; 10,000,000 shares authorized, 6,000 shares issued and outstanding, as adjusted	—	—
Treasury shares, at cost, 8,245,130	(86,239)	(86,239)
Additional paid-in capital	416,609	561,484
Retained Earnings	938,395	938,395
Accumulated other comprehensive loss	(9,744)	(9,744)

Total shareholders’ equity	1,259,608	1,404,483
Non-controlling interest	27,110	27,110

Total equity	1,286,718	1,431,593

Total capitalization	$5,741,376	5,886,251

DESCRIPTION OF SERIES A PREFERENCE SHARES

The following description of the particular terms of the Series A Preference Shares supplements the description of the general terms and provisions of the preference shares set forth under “Description of Preference Shares” in the accompanying prospectus. The following summary of the terms and provisions of the Series A Preference Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Memorandum of Association and Bye-Laws, which we have previously filed with the SEC, and the Certificate of Designations creating the Series A Preference Shares, which will be included as an exhibit to our Current Report on Form 6-K to be filed with the SEC.

Each of the Depositary Shares offered hereby represents a 1/1,000th interest in a Series A Preference Share. See “Description of the Depositary Shares” for a description of the Depositary Shares offered hereby.

General

As of the date of this prospectus, our authorized share capital consists of 140,000,000 common shares, par value US$0.01 per share, and 10,000,000 preference shares, par value US$0.01 per share. As of March 31, 2021, there were 50,092,911 common shares and no preference shares issued and outstanding.

Pursuant to our bye-laws, subject to any resolution of the shareholders to the contrary, our board of directors (the “Board”) is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

The Series A Preference Shares represented by the Depositary Shares offered by this prospectus supplement and the accompanying prospectus are part of a single series of authorized preference shares consisting of 10,000,000 shares. Depositary Shares representing 6,000 Series A Preference Shares (6,900 shares including the underwriters’ option to purchase additional shares) are being initially offered hereby. We may, at any time and from time to time, without notice to, or the consent of, holders of the Depositary Shares and the underlying Series A Preference Shares, elect to issue additional Depositary Shares representing additional Series A Preference Shares, and all such additional Series A Preference Shares would be deemed to form a single series with the Series A Preference Shares represented by the Depositary Shares offered hereby. Each such additional Depositary Share and the underlying Series A Preference Shares shall be identical in all respects to every other Depositary Share and the underlying Series A Preference Shares, except with respect to the date from which dividends will accumulate.

The Series A Preference Shares will rank senior to the Junior Stock (as defined herein) and equally with each other series of our preference shares that we may issue (except for any Senior Stock (as defined herein) that may be issued, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of our affairs. In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up of our affairs only out of legally available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series A Preference Shares will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series A Preference Shares will not have preemptive or subscription rights to acquire additional shares.

The Series A Preference Shares are our equity interests, do not constitute indebtedness, and unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preference Shares are subordinated to all of our existing indebtedness (including without limitation indebtedness outstanding under our credit facilities and our senior unsecured notes) and all indebtedness that we may issue in the future with respect to assets available to satisfy claims against us. The Series A Preference Shares would also rank junior to any Senior Stock that we may issue in the future. At December 31, 2020, our subsidiaries had approximately $4,115 million of total debt outstanding, $1,588 million of which is guaranteed by us.

Except as described below in “—Change of Control—Conversion Right Upon a Change of Control”, the Series A Preference Shares will not be convertible into, or exchangeable for, shares of any of our other class or series of shares or our other securities. The Series A Preference Shares has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or our other obligation to redeem, repurchase or retire the Series A Preference Shares.

Dividends

Dividends on the Series A Preference Shares, when, as and if declared by the Board or any duly authorized committee of the Board, will be payable on the liquidation preference amount, on a cumulative basis, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2021; provided that if any scheduled dividend payment date is not a Business Day (as defined herein), then the payment will be made on the next succeeding Business Day and no additional dividends or interest will accrue as a result of that postponement. Dividends will be payable out of amounts legally available for the payment of dividends (i) from the date of original issue to, but excluding, June 15, 2026 (the “first reset date”) at a fixed rate per annum of 7.000% of the $25,000 liquidation preference per Series A Preference Share, and (ii) from, and including, the first reset date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 6.134% of the $25,000 liquidation preference per Series A Preference Share. Dividends on the Series A Preference Shares will accumulate daily and be cumulative from, and including, the date of original issuance of the Series A Preference Shares. “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized by law to close. Under Bermuda law, a company shall not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (a) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the company’s assets would thereby be less than its liabilities.

Each date on which dividends are payable pursuant to the foregoing clause, subject to adjustment as provided above, is a “dividend payment date,” and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such dividend payment date, in each case to holders of record as of the close of business on the 15th calendar day before such dividend payment date or such other record date not more than 60 calendar days nor less than 10 calendar days preceding such dividend payment date fixed for that purpose by the Board or any duly authorized committee of the Board in advance of payment of each particular dividend. Dividend record dates will apply regardless of whether a particular dividend record date is a Business Day. In the case of payments of dividends payable in arrears, the record date with respect to a dividend payment date will be such date as may be designated by the Board or any duly authorized committee of the Board.

In the event that we issue additional Series A Preference Shares after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

A “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the first reset date, will not be adjusted for business days. A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series A Preference Shares and will end on and exclude the June 15, 2021 dividend payment date.

Dividends payable on the Series A Preference Shares for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

For any reset period commencing on or after the first reset date, the five-year treasury rate will be:

•

The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the calculation agent in its sole discretion.

•

If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. Dividends on the Series A Preference Shares will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the Series A Preference Shares called for redemption.

Dividends on the Series A Preference Shares will be cumulative (i) whether or not we have earnings, (ii) whether or not there are funds legally available for the payment of such dividends, (iii) whether or not such dividends are authorized or declared and (iv) whether or not any of our agreements prohibit the current payment of dividends, including any agreement relating to our indebtedness. Accordingly, if the Board or any duly authorized committee of the Board does not declare a dividend on the Series A Preference Shares payable in respect of any dividend period before the related dividend payment date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding-up of our affairs (or earlier redemption of such Series A Preference Shares), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be. Although dividends on the Series A Preference Shares will be cumulative, there may be circumstances in which we are limited or restricted in our ability to declare and pay dividends (as further set forth below). No interest, or sum of money in lieu of interest, will be payable on any dividend payment that may be in arrears on the Series A Preference Shares.

We will not declare or pay, or set aside for payment, full dividends on the Series A Preference Shares or any Parity Stock for any dividend period unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series A Preference Shares and any Parity Stock through the most recently completed dividend period for each such security.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series A Preference Shares or any Parity Stock on any dividend payment date (or, in the case of Parity Stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares), all dividends declared on the Series A Preference Shares and all such Parity Stock and payable on such dividend payment date (or, in the case of such Parity Stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends on the Series A Preference Shares and all such Parity Stock payable on such dividend payment date (or, in the case of such Parity Stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares) bear to each other. Any portion of such dividends not declared and paid (or declared and a sum sufficient for payment thereof set aside) that are payable upon the Series A Preference Shares and such Parity Stock in respect of such dividend period on such dividend payment date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available for the payment of dividends upon liquidation, dissolution or winding-up of our affairs (or earlier redemption of such Series A Preference Shares and such Parity Stock), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption.

During any dividend period, so long as any Series A Preference Shares remains outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series A Preference Shares and any Parity Stock through the most recently completed dividend period for each such security:

•	no dividend shall be paid or declared on our common shares or any other shares of Junior Stock (as defined herein) (other than a dividend payable solely in shares of Junior Stock); and

•

no common shares or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (a) purchases, redemptions or other acquisitions of shares of Junior Stock pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (b) as a result of a reclassification of Junior Stock for or into other Junior Stock, (c) the exchange or conversion of one share of Junior Stock for or into another share of such Junior Stock, or (d) through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a dividend period.

The Series A Preference Shares will rank junior as to payment of dividends to any class or series of our Senior Stock that we may issue in the future. If at any time we have failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, we may not pay any dividends on the issued and outstanding Series A Preference Shares or redeem or otherwise repurchase any Series A Preference Shares until we have paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preference Shares.

Although dividends on the Series A Preference Shares will be cumulative, no dividends on the Series A Preference Shares shall be declared and paid (or declared and a sum sufficient for the payment thereof set aside) at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) shall be restricted or prohibited by law.

As of the date of this prospectus supplement, we do not have any Junior Stock other than the common shares, any Parity Stock, or any Senior Stock outstanding.

Subject to the foregoing, dividends (payable in cash, shares or otherwise) as may be determined by the Board or any duly authorized committee of the Board may be declared and paid on our common shares and any other Junior Stock from time to time out of any funds legally available for such payment, and the Series A Preference Shares shall not be entitled to participate in any such dividend.

In the event of certain tax changes that require withholdings with respect to dividends or other payments on the Series A Preference Shares and, in turn, the Depositary Shares, we are not required to pay additional amounts to holders of the Series A Preference Shares, as additional dividends, to make up for any such deduction or withholding for any taxes or other charges on amounts we must pay with respect to the Series A Preference Shares. See “Risk Factors—Dividends or other payments with respect to the Series A Preference Shares (and in turn, the Depositary Shares) may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.”

Ranking

The Series A Preference Shares will rank, with respect to anticipated dividends and distributions upon the liquidation, dissolution or winding-up of our affairs:

•

senior to our common shares and to each other class or series of our shares established after the original issue date of the Series A Preference Shares that is not expressly made senior to, or on parity with, the Series A Preference Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of our affairs (the “Junior Stock”);

•

on a parity with any class or series of our shares established after the original issue date of the Series A Preference Shares that is expressly made on parity with the Series A Preference Shares as to the payment of dividends and amounts payable on a liquidation, dissolution or winding-up of our affairs (the “Parity Stock”);

•

junior to any class or series of our shares established after the original issue date of the Series A Preference Shares that is expressly made senior to the Series A Preference Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of our affairs (the “Senior Stock”);

•

junior to all of our existing and future indebtedness (including indebtedness outstanding under our credit facilities and our unsecured senior notes) and other liabilities with respect to assets available to satisfy claims against us; and

•	structurally subordinated to existing and future indebtedness and other liabilities of our subsidiaries and future preference shares of our subsidiaries.

We may issue Parity Stock and Junior Stock at any time and from time to time in one or more series without the consent of the holders of the Series A Preference Shares. Our ability to issue any Senior Stock is limited as described under “—Voting Rights.”

Parity Stock with respect to the Series A Preference Shares may include series of our preference shares that have different dividend rates, redemption or conversion features, mechanics, dividend periods, dividend rights, payment dates or record dates than the Series A Preference Shares.

Certain Restrictions on Payment of Dividends

The Bermuda Companies Act 1981, as amended (the “Companies Act”), limits our ability to pay dividends and distributions to shareholders. Under Bermuda law, we may not lawfully declare or pay a dividend if we have reasonable grounds for believing that we are, or would after payment of the dividend be, unable to pay our liabilities as they become due, or that the realizable value of our assets would, after payment of the dividend, be less than the aggregate value of our liabilities.

Because we are a holding company and substantially all of our operations are conducted by our main operating subsidiaries, our ability to meet any ongoing cash requirements and to pay dividends will depend on our ability to obtain cash dividends or other cash payments or obtain loans from these subsidiaries. See “Risk Factors—Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.”

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of the Series A Preference Shares and any Parity Stock are entitled to receive out of our assets legally available for distribution to shareholders, after satisfaction of all liabilities and obligations to our creditors, if any, and subject to the rights of holders of Senior Stock in respect of distributions upon liquidation, dissolution or winding-up of our affairs, and before any distribution of assets is made to or set aside for holders of common shares and any other Junior Stock, in full a liquidating distribution in the amount of $25,000 per Series A Preference Share (equivalent to $25.00 per Depositary Share), plus all accumulated and unpaid dividends (whether or not declared), if any. Holders of the Series A Preference Shares will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined below).

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preference Shares and all holders of any Parity Stock, the amounts paid to the holders of Series A Preference Shares and to the holders of any Parity Stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preference shares means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any unpaid, accumulated, cumulative dividends, whether or not declared (and, in the case of any Parity Stock on which dividends accumulate on a non-cumulative basis, an amount equal to any declared but unpaid dividends, as applicable). If the liquidation preference has been paid in full to all holders of the Series A Preference Shares and any holders of Parity Stock, the holders of our other shares shall be entitled to receive all our remaining assets according to their respective rights and preferences.

For purposes of this “—Liquidation Rights” section, neither our merger or consolidation into or with any other corporation, including a merger, amalgamation or consolidation in which the holders of Series A Preference Shares receive cash, securities or other property for their shares, nor a sale, transfer or lease of all or part of our assets, will be deemed a liquidation, dissolution or winding-up of our affairs.

The Certificate of Designations does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Preference Shares even though it is substantially in excess of the par value thereof.

Change of Control

Optional Redemption Upon a Change of Control

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preference Shares in whole or in part within 120 days after the first date on which such Change of Control occurred (the “Change of Control Redemption Period”), at a redemption price equal to $25,000 per Series A Preference Share (equivalent to $25.00 per Depositary Share), plus all accumulated and unpaid distributions to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Series A Preference Shares as described in the immediately preceding sentence or as described below under “—Optional Redemption,” holders of the Series A Preference Shares we have elected to redeem will not have the conversion right described below under “—Conversion Right Upon a Change of Control.” Any cash payment to holders of Series A Preference Shares will be subject to the limitations contained in our Credit Facility and in any other agreements governing our indebtedness. See “Risk Factors—Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.”

“Change of Control” means the occurrence of either of the following after the original issue date of the Series A Preference Shares:

(1)

the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

(2)

the consummation of any transaction (including, without limitation, any merger, amalgamation, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests.

Conversion Right Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Depositary Shares representing interests in the Series A Preference Shares will have the right (unless we have provided notice of our election to redeem the Series A Preference Shares as described above under “—Optional Redemption upon a Change of Control” or below under “—Optional Redemption”) to direct the Depositary, on such holder’s behalf, to convert some or all of such holder’s interest in the Series A Preference Shares represented by the Depositary Shares held by such holder on the Change of Control Conversion Date into a number of our common shares equal (the “Preference Shares Conversion Consideration”) to the lesser of:

(1)

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Depositary Share plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preference Shares dividend payment and prior to the corresponding Series A Preference Shares dividend payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined below), and

(2)

1.6728, which is the quotient obtained by dividing (i) the $25.00 liquidation preference per Depositary Share by (ii) one-half of the closing price of our common shares on the NYSE on April 5, 2021, which was the trading day immediately preceding the date of this prospectus supplement, subject, in each case, to certain adjustments and provisions for the receipt of any Alternative Conversion Consideration (as defined below) and splits, combinations and distributions in the form of equity issuances.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series A Preference Shares electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series A Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Preference Shares Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series A Preference Shares. Instead, we will pay the cash value of such fractional common shares. If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control as described under “—Optional Redemption upon a Change of Control” or our optional redemption rights as described below under “—Optional Redemption,” holders of Series A Preference Shares will not have any right to convert the Series A Preference Shares that we have elected to redeem and any Series A Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series A Preference Shares prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series A Preference Shares written notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the date on which the Change of Control Redemption Period expired or was waived;

•	the last date on which the holders of Series A Preference Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preference Shares; and

•	the procedure that the holders of Series A Preference Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, and post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series A Preference Shares.

Holders of Series A Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series A Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the transfer agent for effecting the conversion.

“Change of Control Conversion Right” means the right of a holder of Series A Preference Shares to convert some or all of the Series A Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares (or Alternative Conversion Consideration, as applicable) per Series A Preference Share.

“Change of Control Conversion Date” means the date fixed by our Board, in its sole discretion, as the date the Series A Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series A Preference Shares.

“Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Notwithstanding the foregoing, the holders of Series A Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) the Series A Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Optional Redemption

The Series A Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

Redemption on or After the First Reset Date

We may redeem the Series A Preference Shares at our option, in whole or in part, from time to time on any dividend payment date on or after the first reset date, at a redemption price in cash equal to $25,000 per Series A Preference Share (equivalent to $25.00 per Depositary Share), plus all accumulated and unpaid dividends (whether or not declared) to, but excluding, the date fixed for redemption.

We may also redeem the Series A Preference Shares in the event of a Change of Control. See “—Optional Redemption Upon a Change of Control”

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to such dividend payment date.

Holders of the Series A Preference Shares will not have the right to require the redemption or repurchase of the Series A Preference Shares.

Redemption Procedures

If the Series A Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the Series A Preference Shares to be redeemed, mailed not less than 30 days, nor more than 60 days, prior to the date fixed for redemption thereof (provided that, if the Series A Preference Shares are held in book-entry form through DTC we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of Series A Preference Shares to be redeemed and, if less than all the Series A Preference Shares held by such holder are to be redeemed, the number of such Series A Preference Shares to be redeemed from such holder;

•	the redemption price;

•	the place or places where holders may surrender certificates evidencing the Series A Preference Shares for payment of the redemption price; and

•	that dividends on the Series A Preference Shares to be redeemed will cease to accumulate from and after such redemption date.

If notice of redemption of any Series A Preference Shares has been given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preference Shares so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series A Preference Shares, and such Series A Preference Shares shall no longer be deemed outstanding and all rights of the holders of such Series A Preference Shares will terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest.

In case of any redemption of only part of the Series A Preference Shares at the time outstanding, the Series A Preference Shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series A Preference Shares are in the form of global securities (as defined herein), in accordance with the applicable procedures of DTC in compliance with then-applicable rules of the NYSE).

Voting Rights

Except as provided below or as otherwise required by applicable law, the holders of the Series A Preference Shares will have no voting rights.

Right to Elect Two Directors Upon Nonpayment

Whenever dividends in respect of any Series A Preference Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series A Preference Shares, voting together as a single class with holders of any and all other series of voting preference shares (as defined below) then issued and outstanding, will be entitled to vote for the election of a total of two additional members of the Board (the “preference shares directors”), provided that the election of any such directors shall not cause us to violate our bye-laws or the corporate governance requirements of the SEC or the NYSE (or any other exchange on which our securities may be listed or quoted) that listed or quoted companies must have a majority of independent directors. In such case, we will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right and, if necessary, to amend our bye-laws. Each preference shares director will be added to an already existing class of directors in accordance with our bye-laws.

As used in this prospectus supplement, “voting preference shares” means any other class or series of our preference shares ranking equally with the Series A Preference Shares as to dividends and the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable.

If and when full cumulative dividends payable on the Series A Preference Shares through the most recently completed dividend period shall have been fully paid, the holders of the Series A Preference Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preference shares have terminated, the term of office of each preference shares director so elected shall terminate and the number of directors on the Board shall automatically decrease by two.

Any preference shares director may be removed at any time without cause by the holders of record of a majority of the issued and outstanding Series A Preference Shares and any other voting preference shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preference shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preference shares director remaining in office, or if none remain in office, by a vote of the holders of record of a majority of the issued and outstanding Series A Preference Shares and any other voting preference shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. Any vote of holders of voting preference shares to remove, or to fill a vacancy in the office of, a preference shares director may be taken only at a special general meeting of such holders, called as provided above for an initial election of preference shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which event such election shall be held at such next annual or special general meeting of shareholders). The preference shares directors shall each be entitled to one vote per director on any matter. Each preference shares director elected at any special general meeting of shareholders or by written consent of the other preference shares director shall hold office until the next annual general meeting of our shareholders if such office shall not have previously terminated as above provided. Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares.

Other Voting Rights

The Companies Act provides the right to vote in respect of an amalgamation or merger for all shares of a Bermuda incorporated company whether or not such shares otherwise carry the right to vote. As a result, the

Series A Preference Shares, along with our common shares and any other class or series of share capital, would have the right to vote together on an amalgamation or merger if a vote in connection with such a transaction is required under the Companies Act.

All or any of the special rights of the Series A Preference Shares may be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued Series A Preference Shares or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series A Preference Shares at a separate general meeting in accordance with Section 47(7) of the Companies Act. The necessary quorum requirements for the separate general meeting are two or more persons at least holding or representing by proxy one-third of the aggregate issued and outstanding Series A Preference Shares. Our bye-laws provide that rights conferred upon the holders of the shares of any class (including the Series A Preference Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or a merger or amalgamation pursuant to the Companies Act or conversion of preference shares into redeemable preference shares).

On any item on which the holders of the Series A Preference Shares are entitled to vote, such holders will be entitled to one vote for each Series A Preference Share held, subject to the voting cutbacks described above.

Without the consent of the holders of the Series A Preference Shares, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preference Shares, taken as a whole, the Board may, by resolution, amend, alter, supplement or repeal any terms of the Series A Preference Shares:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series A Preference Shares that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series A Preference Shares that is not inconsistent with the provisions of the Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series A Preference Shares effected in order to conform the terms thereof to the description of the terms of the Series A Preference Shares set forth under “Description of Series A Preference Shares” in this prospectus supplement shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preference Shares, taken as a whole.

The foregoing voting provisions will not apply with respect to the Series A Preference Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all issued and outstanding Series A Preference Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series A Preference Shares to effect such redemption.

Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the transfer agent, registrar and dividend disbursing agent for the Series A Preference Shares. See “Description of the Depositary Shares—Depositary.”

Listing of the Series A Preference Shares

We do not intend to list the Series A Preference Shares on any exchange or expect that there will be any separate public trading market for the Series A Preference Shares except as represented by the Depositary Shares, which Depositary Shares we intend to list on the NYSE under the symbol “TGH PRA”.

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interest in the Depositary Shares registered in street name or issued in book-entry form through DTC.

This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to the Series A Preference Shares. As described above under “Description of the Series A Preference Shares,” we are issuing fractional interests in Series A Preference Shares in the form of the Depositary Shares. Each Depositary Share will represent a 1/1,000th interest in a Series A Preference Share, and will be evidenced by a depositary receipt. The Series A Preference Shares represented by the Depositary Shares will be deposited under a deposit agreement among us, Computershare Trust Company, N.A. as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the deposit agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series A Preference Shares represented by such Depositary Shares, to all the rights and preferences of the Series A Preference Shares represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series A Preference Shares, we will deposit the Series A Preference Shares with the Depositary, which will then issue the Depositary Shares to the underwriters. The deposit agreement and the form of depositary receipts will be included as exhibits to our Current Report on Form 6-K filed with the SEC.

Dividends and Other Distributions

The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preference Shares to the record holders of the Depositary Shares in proportion to the number of the Depositary Shares held by each holder on the relevant record date. The Depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that a distribution cannot be made proportionally among those holders or that it is not feasible to make such distribution. In that event, the Depositary may, with our approval, sell such property received by it and distribute the net proceeds from the sale to the holders of the Depositary Shares entitled to such distribution in proportion to the number of the Depositary Shares they hold.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series A Preference Shares. In the event of any distribution other than in cash, the depositary will distribute property received by it to you based on instructions from us. The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series A Preference Shares represented by the Depositary Shares, in whole or in part, a corresponding number of Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series A Preference Shares held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series A Preference Shares, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Certificate of Designations, are payable upon redemption. Whenever we redeem the Series A Preference Shares held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing the Series A Preference Shares so redeemed.

In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by the Depositary either pro rata, or by lot (or, in the event the Depositary Shares are in the form of global depositary receipts, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of the NYSE).

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Depositary Shares not less than 30, nor more than 60 days, prior to the date fixed for redemption of the Series A Preference Shares and the Depositary Shares.

Conversion of Series A Preference Shares

Upon the occurrence of a Change of Control, each holder of Depositary Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem the Series A Preference Shares as described above under “Description of the Series A Preference Shares—Optional Redemption”) to direct the Depositary, on such holder’s behalf, to convert some or all of the Series A Preference Shares underlying the Depositary Shares held by such holder on the Change of Control Conversion Date into the Conversion Consideration set forth under the section entitled “Description of the Series A Preference Shares—Conversion Right Upon a Change of Control.”

We will not issue fractional common shares upon conversion of the Series A Preference Shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares as described under “Description of the Series A Preference Shares—Conversion Right Upon a Change of Control.” Because each Depositary Share represents a 1/1,000th interest in one Series A Preference Share, the number of common shares ultimately received for each Depositary Share will be equal to the number of common shares received upon conversion of each Series A Preference Share divided by 1,000. In the event that the conversion would result in the issuance of fractional common shares, we will pay each holder of Depositary Shares the cash value of such fractional shares in lieu of such fractional shares.

To exercise the Change of Control Conversion Right, each holder of Depositary Shares representing interests in the Series A Preference Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the depositary receipts or certificates, if any, evidencing the Depositary Shares or Series A Preference Shares, respectively, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Depositary, in the case of the Depositary Shares, or to our transfer agent, in the case of Series A Preference Shares. If any Depositary Shares are held in book-entry form through DTC or a similar depositary, delivery of the conversion notice must comply with the applicable procedures of the Depositary.

Voting of the Depositary Shares

When the Depositary receives notice of any meeting at which the holders of the Series A Preference Shares are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Series A Preference Shares, may instruct the Depositary to vote the amount of the Series A Preference Shares represented by the holder’s Depositary Shares. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole Series A Preference Shares. To the extent possible, the Depositary will vote the amount of the Series A Preference Shares represented by the Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series A Preference Shares represented by such Depositary Shares.

Listing

We intend to apply for listing of the Depositary Shares on the NYSE. If approved for listing, we expect trading of the Depositary Shares on the NYSE to commence within 30 days after the initial delivery of the Depositary Shares. We do not expect that there will be any separate trading market for the Series A Preference Shares except as represented by the Depositary Shares.

Form of the Depositary Shares

The Depositary Shares will be issued in book-entry form through DTC. The Series A Preference Shares will be issued in registered form to the Depositary.

Depositary and Calculation Agent

Computershare Trust Company, N.A. will be the Depositary for the Depositary Shares as of the original issue date. We may terminate this appointment and may appoint a successor Depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preference Shares are outstanding, a person or entity appointed and serving as the Depositary. See “Description of the Series A Preference Shares—Transfer Agent and Registrar.” We will appoint a calculation agent for the Series A Preference Shares prior to the reset dividend determination date preceding the first reset date. We may appoint ourselves or an affiliate of ours as calculation agent.

TAX CONSIDERATIONS

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares, other than shareholders, if any, that are ordinarily resident in Bermuda.

We have obtained from the Bermuda Minister of Finance under the Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Our Bermuda-domiciled subsidiaries each pay annual Bermuda government fees.

Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax considerations of an investment in the Depositary Shares or Series A Preference Shares. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently available and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Any such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences described below.

This summary does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as banks; financial institutions; insurance companies; dealers in stocks, securities, or currencies; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; tax-exempt organizations; real estate investment trusts; regulated investment companies; qualified retirement plans, individual retirement accounts, and other tax-deferred accounts; certain former citizens or long-term residents of the U.S.; persons subject to the alternative minimum tax; persons holding Depositary Shares or Series A Preference Shares as part of a straddle, hedge, conversion transaction, or other integrated transaction; persons who acquired Depositary Shares or Series A Preference Shares pursuant to the exercise of any employee share option or otherwise as compensation for services; persons actually or constructively holding 10% or more of our voting shares; and U.S. Holders (as defined below) whose functional currency is other than the U.S. dollar; persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an “applicable financial statement” (as defined in Section 451 of the Code); and partnerships or entities or arrangements treated as partnerships or other pass through entities for U.S. federal tax purposes (or investors therein).

This discussion is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to an investment in Depositary Shares or Series A Preference Shares. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of owning and disposing of Depositary Shares or Series A Preference Shares, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

This summary is directed solely to persons who hold their Depositary Shares or Series A Preference Shares as capital assets within the meaning of Section 1221 of the Code, which includes property held for investment.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Depositary Shares or Series A Preference Shares that is any of the following:

•	a citizen or resident of the U.S. or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The term “Non-U.S. Holder” means a beneficial owner of Depositary Shares or Series A Preference Shares that is not a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. As described in “—Taxation of Non-U.S. Holders” below, the tax consequences to a Non-U.S. Holder may differ substantially from the tax consequences to a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Depositary Shares or Series A Preference Shares, the U.S. federal income tax consequences to a partner in the partnership will depend on the status of the partner and the activities of the partnership. A holder of Depositary Shares or Series A Preference Shares that is a partnership and the partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in Depositary Shares or Series A Preference Shares.

Taxation of U.S. Holders

The discussion in “—Distributions on Depositary Shares or Series A Preference Shares” and “—Dispositions of Depositary Shares or Series A Preference Shares” below assumes that we will not be treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. For a discussion of the rules that apply if we are treated as a PFIC, see “—Passive Foreign Investment Company” below.

Distributions on Depositary Shares or Series A Preference Shares

General. Subject to the discussion in “—Passive Foreign Investment Company” below, if you actually or constructively receive a distribution on Depositary Shares or Series A Preference Shares, you must include the distribution in gross income as a taxable dividend on the date of your receipt of the distribution, but only to the extent of our current or accumulated earnings and profits, as calculated under U.S. federal income tax principles. Such amount must be included without reduction for any foreign taxes withheld. Dividends paid by us will not be eligible for the dividends received deduction allowed to corporations with respect to dividends received from certain domestic corporations. Dividends paid by us may or may not be eligible for preferential rates applicable to qualified dividend income, as described below. In addition, certain non-corporate U.S. Holders may be subject to an additional 3.8% Medicare tax on dividend income whether or not that income is “qualified dividend income.” See “—Medicare Tax” below.

To the extent a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a non-taxable return of capital to the extent of your adjusted tax basis in the Depositary Shares or Series A Preference Shares, and thereafter as capital gain. Preferential tax rates for long-term capital gain may be applicable to non-corporate U.S. Holders. In addition, certain non-corporate U.S. Holders may be subject to an additional 3.8% Medicare tax on capital gain. See “—Medicare Tax” below.

Qualified Dividend Income. With respect to non-corporate U.S. Holders (i.e., individuals, trusts, and estates), the maximum individual U.S. federal income tax rate applicable to “qualified dividend income” (“QDI”) generally is 20% under current law. Among other requirements, dividends will be treated as QDI if either (i) our Depositary Shares or Series A Preference Shares are readily tradable on an established securities market in the U.S., or (ii) we are eligible for the benefits of a comprehensive income tax treaty with the U.S. which includes an information exchange program and which is determined to be satisfactory by the Secretary of the U.S. Treasury. The income tax treaty between the U.S. and Bermuda (the jurisdiction of our incorporation) does not qualify for these purposes. However, subject to the discussion below, under “—Passive Foreign Investment Company—Mark-to-Market Election,” we expect that under current administrative guidance, our Depositary Shares (but not Series A Preference Shares that not represented by Depositary Shares) are “readily tradable” on an established securities market as a result of being listed on the NYSE.

In addition, for dividends to be treated as QDI, we must not be a PFIC (as discussed below) for either the taxable year in which the dividend was paid or the preceding taxable year. We do not believe that we were a PFIC for our prior taxable year, and we intend to conduct our business so that we should not be treated as a PFIC for our current taxable year or any future taxable year. However, because the PFIC determination is highly fact intensive and made at the end of each taxable year, it is possible that we may be a PFIC for the current or any future taxable year. Please see the discussion under “—Passive Foreign Investment Company” below.

Additionally, in order to qualify for QDI treatment, you generally must have held the Depositary Shares or Series A Preference Shares for more than 60 days during the 121-day period beginning 60 days prior to the ex-dividend date. However, your holding period will be reduced for any period during which the risk of loss is diminished.

Since the QDI rules are complex, you should consult your own tax advisor regarding the availability of the preferential tax rates for dividends paid on Depositary Shares or Series A Preference Shares.

Foreign Tax Credits. Subject to certain conditions and limitations, any foreign taxes paid on or withheld from distributions from us and not refundable to you may be credited against your U.S. federal income tax liability or, alternatively, may be deducted from your taxable income. This election is made on a year-by-year basis and applies to all foreign taxes paid by you or withheld from you that year.

Distributions will constitute foreign source income for foreign tax credit limitation purposes. The foreign tax credit limitation is calculated separately with respect to two specific classes of income. For this purpose, distributions characterized as dividends distributed by us are expected to constitute “passive category income” or, in the case of certain U.S. Holders, “general category income.” Special limitations may apply if a dividend is treated as QDI (as defined above).

Since the rules governing foreign tax credits are complex, you should consult your own tax advisor regarding the availability of foreign tax credits in your particular circumstances.

Dispositions of Depositary Shares or Series A Preference Shares

Subject to the discussion in “—Redemption of Depositary Shares or Series A Preference Shares” and “—Passive Foreign Investment Company” below, you will recognize taxable gain or loss on the sale or other taxable disposition of Depositary Shares or Series A Preference Shares equal to the difference between the U.S. dollar value of (i) the amount realized on the disposition (i.e., the amount of cash plus the fair market value of any property received), and (ii) your adjusted tax basis in the Depositary Shares or Series A Preference Shares. Such gain or loss will be capital gain or loss.

If you have held the Depositary Shares or Series A Preference Shares for more than one year at the time of disposition, such capital gain or loss will be long-term capital gain or loss. Preferential tax rates for long-term capital gain apply for non-corporate U.S. Holders. The maximum rate for individuals on net long-term capital gain is 20% under current law. In the case of a corporation, capital gains are taxed at the same rate as ordinary income, the maximum rate for which is 21% under current law. If you have held the Depositary Shares or Series A Preference Shares for one year or less, such capital gain or loss will be short-term capital gain or loss taxable as ordinary income. The deductibility of capital losses is subject to limitations. In addition, certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on capital gain income. See “—Medicare Tax” below.

Any gain or loss recognized on the disposition of Depositary Shares or Series A Preference Shares is not expected to give rise to foreign source income for U.S. foreign tax credit purposes.

You should consult your own tax advisor regarding the U.S. federal income tax consequences if you receive currency other than U.S. dollars upon the disposition of Depositary Shares or Series A Preference Shares.

Redemption of Depositary Shares or Series A Preference Shares

Subject to the discussion herein relating to the application of the PFIC rules, under Section 302 of the Code, a redemption of the Depositary Shares or Series A Preference Shares will be treated as a dividend to the extent of our current and accumulated earnings and profits, unless such redemption satisfies the tests set forth under Section 302(b) of the Code, which would treat the redemption as a sale or exchange subject to taxation as described above under “Sale, Exchange or Other Taxable Disposition” in this prospectus supplement. A redemption will be treated as a sale or exchange if: (i) it is “substantially disproportionate,” (ii) constitutes a “complete termination of the holder’s stock interest” in us, or (iii) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b) of the Code. In determining whether any of these tests are satisfied, shares considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular holder of the Depositary Shares or Series A Preference Shares will depend on the facts and circumstances as of the time the determination is made, U.S. Holders should consult their tax advisors, at such time, to determine their tax treatment in light of their particular circumstances.

Passive Foreign Investment Company

We will be a PFIC under Section 1297 of the Code if, for a taxable year, either (a) 75% or more of our gross income for such taxable year is passive income (the “income test”) or (b) 50% or more of the average percentage, generally determined by fair market value, of our assets during such taxable year either produce passive income or are held for the production of passive income (the “asset test”). “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. For purposes of the asset test, any cash and cash equivalents (such as bank deposits) will count as passive assets, and goodwill should be treated as an active asset to the extent associated with activities that produce or intended to produce active income. However, rents meeting certain requirements are treated as derived from the conduct of an active trade or business and are not treated as passive income.

Certain “look through” rules apply for purposes of the income and asset tests described above. If we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held directly a proportionate share of the other corporation’s assets, and (b) received directly a proportionate share of the other corporation’s income. In addition, passive income does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to income of such related person that is not passive income.

Under the income and asset tests, whether or not we are a PFIC will be determined annually based upon the composition of our income and the composition and valuation of our assets, all of which are subject to change. In analyzing whether we should be treated as a PFIC, we are relying on the amount and character of our projected revenues and the amount and character of our projected capital expenditures, the valuation of our assets, and our election to treat certain of our subsidiaries as disregarded entities for U.S. federal income tax purposes. If the amount and character of our actual revenues and capital expenditures do not match our projections, we may be a PFIC. In these calculations, we have valued our intangible assets based on our market capitalization, determined using the market price of our Depositary Shares or Series A Preference Shares. Such market price may fluctuate. If our market capitalization is less than anticipated or subsequently declines, this will decrease the value of our intangible assets and we may be a PFIC. Furthermore, we have made a number of assumptions regarding the value of our intangible assets. We believe our valuation approach is reasonable. However, it is possible that the IRS could challenge the valuation of our intangible assets, which may result in our being a PFIC.

We do not believe that we were a PFIC for our prior taxable year and we intend to conduct our business so that we should not be treated as a PFIC for our current taxable year or any future taxable year. However, because the PFIC determination is highly fact intensive and made at the end of each taxable year, it is possible that we may be a PFIC for the current or any future taxable year or that the IRS may challenge our determination concerning our PFIC status.

Default PFIC Rules under Section 1291 of the Code. If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of an investment in Depositary Shares or Series A Preference Shares will depend on whether such U.S. Holder is permitted to make and makes (i) an election to treat us as a qualified electing fund (“QEF”) under Section 1295 of the Code (a “QEF Election”) or (ii) a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder owning Depositary Shares or Series A Preference Shares while we were or are a PFIC that has not made either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

If you are a Non-Electing U.S. Holder, you will be subject to the default tax rules of Section 1291 of the Code with respect to:

•

any “excess distribution” paid on Depositary Shares or Series A Preference Shares, which means the excess (if any) of the total distributions received by you during the current taxable year over 125% of the average distributions received by you during the three preceding taxable years (or during the portion of your holding period for the Depositary Shares or Series A Preference Shares prior to the current taxable year, if shorter); and

•	any gain recognized on the sale or other taxable disposition (including a pledge) of Depositary Shares or Series A Preference Shares.

Under these default tax rules:

•	any excess distribution or gain will be allocated ratably over your holding period for the Depositary Shares or Series A Preference Shares;

•	the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC will be treated as ordinary income in the current year;

•	the amount allocated to each of the other years will be treated as ordinary income and taxed at the highest applicable tax rate in effect for that year; and

•	the resulting tax liability from any such prior years will be subject to the interest charge applicable to underpayments of tax.

In addition, notwithstanding any election you may make, dividends that you receive from us will not be eligible for the preferential tax rates applicable to QDI (as discussed above in “—Distributions on Depositary Shares or Series A Preference Shares”) if we are a PFIC either in the taxable year of the distribution or the preceding taxable year, but will instead be taxable at rates applicable to ordinary income.

Special rules for Non-Electing U.S. Holders will apply to determine U.S. foreign tax credits with respect to foreign taxes imposed on distributions on Depositary Shares and Series A Preference Shares.

If we are a PFIC for any taxable year during which you hold Depositary Shares or Series A Preference Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold Depositary Shares or Series A Preference Shares, regardless of whether we actually continue to be a PFIC.

QEF Election. We currently do not intend to prepare or provide you with certain tax information that would permit you to make a QEF Election to avoid the adverse tax consequences associated with owning PFIC stock.

Mark-to-Market Election. U.S. Holders may make a Mark-to-Market Election, but only if the Depositary Shares or Series A Preference Shares are marketable stock. The Depositary Shares will be “marketable stock” as long as they remain listed on the NYSE and are regularly traded. Shares are “regularly traded” for any calendar year during which they are traded (other than in de minimis quantities) on at least fifteen days during each calendar quarter. There can be no assurances, however, that our Depositary Shares or Series A Preference Shares will be treated, or continue to be treated, as regularly traded.

If you make a Mark-to-Market Election, you generally will not be subject to the default rules of Section 1291 of the Code discussed above. Rather, you will be required to recognize ordinary income for any increase in the fair market value of the Depositary Shares or Series A Preference Shares for each taxable year that we are a PFIC as well as any gain on a sale or disposition of the Depositary Shares or Series A Preference Shares. You will also be allowed to deduct as an ordinary loss any decrease in the fair market value to the extent of net marked-to-market gain previously included in prior years. Your adjusted tax basis in the Depositary Shares or Series A Preference Shares will be adjusted to reflect the amount included or deducted.

The Mark-to-Market Election will be effective for the taxable year for which the election is made and all subsequent taxable years, unless the Depositary Shares or Series A Preference Shares cease to be marketable stock or the IRS consents to the revocation of the election. You should consult your own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Since the PFIC rules are complex, you should consult your own tax advisor regarding them and how they may affect the U.S. federal income tax consequences of an investment in Depositary Shares or Series A Preference Shares.

Medicare Tax

Certain U.S. persons, including individuals, estates and trusts, may be required to pay an additional 3.8% on, among other things, dividends and capital gains from the sale or disposition of Depositary Shares or Series A Preference Shares. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. U.S. Holders likely will not be able to credit foreign taxes against the 3.8% Medicare tax. You should consult your tax advisors regarding the implications of the additional Medicare tax resulting from your ownership and disposition of our Depositary Shares or Series A Preference Shares.

Information Reporting and Backup Withholding

Information reporting requirements will apply to distributions on Depositary Shares or Series A Preference Shares or proceeds from the disposition of Depositary Shares or Series A Preference Shares paid within the U.S. (and, in certain cases, outside the U.S.) to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Furthermore, backup withholding (at a 24% rate under current law) may apply to such amounts unless such U.S. Holder (i) is an exempt recipient that, if required, establishes its right to an exemption, or (ii) provides its taxpayer identification number, certifies that it is not currently subject to backup withholding, and complies with other applicable requirements. A U.S. Holder may avoid backup withholding if it furnishes a properly completed IRS Form W-9 and is able to make the required certifications.

Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability. Furthermore, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

Information Reporting Regarding PFICs and Specified Foreign Financial Assets

If we are a PFIC, all U.S. Holders may be required to file annual tax returns (including on Form 8621) containing such information as the U.S. Treasury requires.

U.S. Holders who are individuals will be subject to reporting obligations with respect to their Depositary Shares or Series A Preference Shares if they do not hold their Depositary Shares or Series A Preference Shares in an account maintained by a financial institution and the aggregate value of their Depositary Shares or Series A Preference Shares and certain other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. Holder is required to disclose its Depositary Shares or Series A Preference Shares under these rules and fails to do so.

In the event a U.S. Holder does not file the information reports described above relating to ownership of a PFIC or disclosure of specified foreign financial assets, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related tax year will not close before such report is filed.

If you are a U.S. Holder, you are urged to consult with your own tax advisor regarding the application of the PFIC and specified foreign financial assets information reporting requirements and related statute of limitations tolling provisions with respect to our Depositary Shares or Series A Preference Shares.

Taxation of Non-U.S. Holders

Distributions on Depositary Shares or Series A Preference Shares

Subject to the discussion in “—Information Reporting and Backup Withholding” below, as a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax, including withholding tax, on distributions received on Depositary Shares or Series A Preference Shares, unless the distributions are effectively connected with a trade or business that you conduct in the U.S. and (if an applicable income tax treaty so requires) attributable to a permanent establishment that you maintain in the U.S.

If distributions are effectively connected with a U.S. trade or business and (if applicable) attributable to a U.S. permanent establishment, you will be subject to tax on such distributions in the same manner as a U.S. Holder, as described in “Taxation of U.S. Holders – Distributions on Depositary Shares or Series A Preference Shares” above, but you will not be subject to any U.S. federal withholding tax on such distributions. In addition, any such distributions received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Dispositions of Depositary Shares or Series A Preference Shares

Subject to the discussion in “—Information Reporting and Backup Withholding” below, as a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax, including withholding tax, on any gain recognized on a sale or other taxable disposition of Depositary Shares or Series A Preference Shares, unless (i) the gain is effectively connected with a trade or business that you conduct in the U.S. and (if an applicable income tax treaty so requires) attributable to a permanent establishment that you maintain in the U.S., or (ii) you are an individual and are present in the U.S. for at least 183 days in the taxable year of the disposition, and certain other conditions are met.

If you meet the test in clause (i) above, you generally will be subject to tax on any gain that is effectively connected with your conduct of a trade or business in the U.S. in the same manner as a U.S. Holder, as described in “Taxation of U.S. Holders—Dispositions of Depositary Shares or Series A Preference Shares” above, but you will not be subject to . Effectively connected gain realized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you meet the test in clause (ii) above, you generally will be subject to tax at a 30% rate on the amount by which your U.S. source capital gain exceeds your U.S. source capital loss during the taxable year.

Information Reporting and Backup Withholding

Payments to Non-U.S. Holders of distributions on, or proceeds from the disposition of, Depositary Shares or Series A Preference Shares are generally exempt from information reporting and backup withholding. However, a Non-U.S. Holder may be required to establish that exemption by providing certification of non-U.S. status on an appropriate IRS Form W-8.

Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability. Furthermore, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

UNDERWRITING

RBC Capital Markets, LLC, UBS Securities LLC, Keefe, Bruyette & Woods, Inc. and B. Riley Securities, Inc. are joint book-runners for the offering and are acting as representatives of each of the underwriters named below (the “Representatives”). Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters have severally, and not jointly, agreed to purchase from us, and we have agreed to sell to the underwriters, the respective number of Depositary Shares set forth opposite their names below.

Name	Number of Depositary Shares
RBC Capital Markets, LLC	2,190,000
UBS Securities LLC	2,190,000
Keefe, Bruyette & Woods, Inc.	1,020,000
B. Riley Securities, Inc.	600,000

Total	6,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Depositary Shares are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Depositary Shares, if they purchase any of the Depositary Shares. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The underwriters are offering the Depositary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Depositary Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed for a period beginning on the date of this prospectus supplement and continuing to and including a period of 30 days, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, dispose of, directly or indirectly, any securities that are substantially similar to the Series A Preference Shares or the Depositary Shares or any securities convertible into or exercisable or exchangeable for Series A Preference Shares or Depositary Shares, or enter into any swap or any other agreement or transaction that transfers the economic consequences of ownership of any of the foregoing, without the prior written consent of the Representatives.

Commissions and Discounts

The Depositary Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $0.7875 per Depositary Share. Any such securities dealers may resell any Depositary Shares purchased from the underwriters to certain other brokers or dealers at a discount from the price to the public of up to $0.50 per Depositary Shares from the price to the public with respect to retail sales and $0.45 per Depositary Share with respect to institutional sales. If all the Depositary Shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The expenses of the offering, not including the underwriting discount, are estimated to be approximately $400,000 and are payable by us.

Option to Purchase Additional Depositary Shares

We have granted the underwriters an option to purchase up to an additional 900,000 of Depositary Shares from us for 30 days from the date of this prospectus supplement solely for purposes of covering over-allotments, if any.

The following table shows the per Depositary Share and total underwriting discount to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional Depositary Shares.

	No Exercise	Full Exercise
Per Depositary Share	$0.7875	$0.7875
Total	$4,725,000.00	$5,433,750.00

New Issue of Securities

The Depositary Shares are a new issue of securities with no established trading market. We intend to apply to list the Depositary Shares on the NYSE under the symbol “TGH PRA” and, if the application is approved, we expect trading in the Depositary Shares to begin within 30 days after the date that the Depositary Shares are first issued. The underwriters have advised us that they intend to make a market in the Depositary Shares but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Depositary Shares.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Depositary Shares. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of the Depositary Shares than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Depositary Shares while this offering is in process.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Extended Settlement

We expect that delivery of the Depositary Shares will be made to investors on April 13, 2021 which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+ 5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Depositary Shares prior to the second business day preceding the date of delivery of the Depositary Shares referenced above will be required, by virtue of the fact that the Depositary Shares initially will settle in T+ 5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade their Depositary Shares prior to the second business day preceding the date of delivery of the Depositary Shares referenced above should consult their advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees. In addition, certain underwriters or their affiliates provide credit to us as lenders, and an affiliate of one of the underwriters serves as the trustee under the indenture.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The Depositary Shares may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended and supplemented) (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Depositary Shares.

Prohibition of Sales to UK Retail Investors and Notice to Prospective Investors in United Kingdom

The Depositary Shares may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Depositary Shares.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Depositary Shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to TDS.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Depositary Shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.

Notice to Prospective Investors in Hong Kong

The Depositary Shares have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Depositary Shares may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Depositary Shares and the Series A Preference Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and the Depositary Shares and the Series A Preference Shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

Notice to Prospective Investors in Korea

The Depositary Shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Depositary Shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Depositary Shares may not be resold to Korean residents unless the purchaser of the Depositary Shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Depositary Shares.

Notice to Prospective Investors in Taiwan

The Depositary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Depositary Shares in Taiwan.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Depositary Shares. The Depositary Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Depositary Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Depositary Shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Depositary Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The Depositary Shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement and accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.

LEGAL MATTERS

Conyers Dill & Pearman Limited will provide opinions regarding the authorization and validity of the securities. O’Melveny & Myers LLP will also provide opinions regarding certain other matters. The underwriters have been represented by Sidley Austin LLP.

EXPERTS

The consolidated financial statements and schedules of Textainer Group Holdings Limited as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information. Information about us is also available at our website at www.textainer.com. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

Important Information Incorporated By Reference

The SEC allows us to “incorporate by reference” information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to documents that we file with the SEC and that the information in this prospectus is not complete. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

•	our report on Form 6-K filed with the SEC on March 30, 2021; and

•

the description of our securities contained in our registration statement on Form 8-A (File No. 001-33725), filed with the SEC on October 5, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to Textainer Group Holdings Limited, c/o Textainer Equipment Management (U.S.) Limited, 650 California Street, 16th Floor, San Francisco, CA 94108, Attention: Investor Relations, Telephone Number: (415) 434-0551.

PROSPECTUS

Common Shares

Preference Shares

Depositary Shares

Debt Securities

Warrants

Rights

Units

Textainer Group Holdings Limited

We may offer to sell, from time to time, in one or more offerings: common shares, preference shares, depositary shares, debt securities, warrants, rights and units, in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of preference shares, debt securities, warrants, rights and units.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common shares are listed on the New York Stock Exchange under the symbol “TGH” and on the Johannesburg Stock Exchange under the symbol “TXT”. We will provide information in the prospectus supplement for the trading market, if any, for any preference shares that we may offer.

The securities to be issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus, and contained in the applicable prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus does not contain all the information provided in the registration statement we have filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement and the exhibits filed as a part of that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

As used in this prospectus, unless indicated otherwise or the context otherwise requires, references to: (1) “Textainer,” “TGH,” “the Company,” “we,” “us” and “our” refer, as the context requires, to Textainer Group Holdings Limited, which is the registrant and the issuer of the class of common shares that has been registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or Textainer Group Holdings Limited and its subsidiaries; (2) “TEU” refers to a “Twenty-Foot Equivalent Unit,” which is a unit of measurement used in the container shipping industry to compare shipping containers of various lengths to a standard 20’ dry freight container, thus a 20’ container is one TEU and a 40’ container is two TEU; (3) “CEU” refers to a Cost Equivalent Unit, which is a unit of measurement based on the approximate cost of a container relative to the cost of a standard 20’ dry freight container, so the cost of a standard 20’ dry freight container is one CEU; the cost of a 40’ dry freight container is 1.6 CEU; the cost of a 40’ high cube dry freight container (9’6? high) is 1.7 CEU; and the cost of a 40’ high cube refrigerated container is 8.0 CEU; (4) “our owned fleet” means the containers we own; (5) “our managed fleet” means the containers we manage that are owned by other container investors; (6) “our fleet” and “our total fleet” mean our owned fleet plus our managed fleet plus any containers we lease from other lessors; and (7) “container investors” means the owners of the containers in our managed fleet.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in this prospectus, the applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus is accurate as of the dates on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars. To the extent that any monetary amounts are not denominated in U.S. dollars, they have been translated into U.S. dollars in accordance with our accounting policies as described in our consolidated financial statements incorporated by reference into this prospectus.

Consent under the Exchange Control Act 1972 (and its related regulations) has been given by the Bermuda Monetary Authority for the issue and free transferability of all of our securities other than “Equity Securities” to and between non-residents of Bermuda for exchange control purposes and for the issue and transfer of our “Equity Securities” (which would include our common shares) to and between non-residents of Bermuda for exchange control purposes provided our “Equity Securities” are and remain listed on an “Appointed Stock Exchange”, which includes the New York Stock Exchange. In granting such consent the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. The terms “Equity Securities” and “Appointed Stock Exchange” have the meanings ascribed to such terms in the Bermuda Monetary Authority’s notice to the public dated 1 June 2005.

The securities to be issued under this prospectus may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda and the Exchange Control Act 1972 (and its related regulations). Additionally, non–Bermudian persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorized to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing our securities in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS; CAUTIONARY LANGUAGE

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations involve risks and uncertainties relative to return expectations and related allocation of resources and changing economic or competitive conditions which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, per diem rates, container prices, demand for containers by container shipping lines, supply, the magnitude and duration of the ongoing COVID-19 pandemic and other factors discussed under “Risk Factors” or elsewhere, which could also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to documents that we file with the SEC and that the information in this prospectus is not complete. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

•	our report on Form 6-K filed with the SEC on March 30, 2021; and

•

the description of our securities contained in our registration statement on Form 8-A (File No. 001-33725), filed with the SEC on October 5, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to Textainer Group Holdings Limited, c/o Textainer Equipment Management (U.S.) Limited, 650 California Street, 16th Floor, San Francisco, CA 94108, Attention: Investor Relations, Telephone Number: (415) 434-0551.

ABOUT TEXTAINER GROUP HOLDINGS LIMITED

We are one of the world’s largest lessors of intermodal containers based on fleet size, with a total fleet of approximately 2.4 million containers, representing approximately 3.8 million TEU. Containers are an integral component of intermodal trade, providing a secure and cost-effective method of transportation because they can be used to transport freight by ship, rail or truck, making it possible to move cargo from point of origin to final destination without repeated unpacking and repacking.

We lease containers to approximately 250 shipping lines and other lessees, including almost all of the world’s top 20 container lines, as measured by the total TEU capacity of their container vessels. We believe that our scale, global presence, customer service, market knowledge and long history with our customers have made us one of the most reliable suppliers of leased containers. We have a long track record in the industry, operating since 1979, and have developed long-standing relationships with key industry participants. Our top 20 customers, as measured by revenues, have on average been our customers for 27 years.

We have provided an average of approximately 320,000 TEU of new containers per year for the past five years and have been one of the largest buyers of new containers over the same period. We are one of the largest sellers of used containers, having sold an average of approximately 150,000 containers per year for the last five years to more than 1,500 customers.

We provide our services worldwide via an international network of 14 regional offices and approximately 400 independent depots.

We operate our business in three core segments:

•	Container Ownership. As of December 31, 2020, we owned containers accounting for approximately 88% of our fleet.

•

Container Management. As of December 31, 2020, we managed containers on behalf of 13 unaffiliated container investors, providing acquisition, management and disposal services. As of December 31, 2020, total managed containers accounted for approximately 12% of our fleet.

•

Container Resale. We generally sell containers from our fleet when they reach the end of their useful lives in marine service or when we believe it is financially attractive for us to do so, considering location, sale price, the cost of repair, and possible repositioning expenses. We also purchase and lease or resell containers from shipping line customers, container traders and other sellers of containers.

The table below summarizes the composition of our fleet, in TEU, by type of containers, as of December 31, 2020:

	Owned	Managed	Total
Standard dry freight	3,088,396	434,413	3,522,809
Refrigerated	182,673	8,921	191,594
Other specialized	50,677	8,973	59,650

Total fleet	3,321,746	452,307	3,774,053

Percent of total fleet	88.0%	12.0%	100.0%

Our owned and managed lease fleet as of December 31, 2020 based on TEU on hire as a percentage of total TEU on hire was as follows:

Percent of Total On-Hire Fleet
Term leases	70.3%
Master leases	10.9%
Finance leases	17.2%
Spot leases	1.6%

Total	100.00%

Our internet website address is www.textainer.com. The information contained on, or that can be accessed through, our website is not incorporated into and is not intended to be a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in the section entitled Item 3, “Key Information — Risk Factors” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 18, 2021 or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus or Quarterly Report on Form 6-K furnished to the SEC after the date of this prospectus. See “Where You Can Find More Information.” When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors that you should carefully consider.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. The value of our securities could decline and you may lose some or all of your investment if one or more of these risks and uncertainties develop into actual events. Keep these risk factors in mind when you read forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time in one or more offerings the following securities:

•	common shares;

•	preference shares;

•	depositary shares;

•	debt securities;

•	warrants to purchase common shares, preference shares or debt securities;

•	rights to purchase common shares, preference shares, debt securities, warrants or other securities; and

•	units of debt securities, common shares, preference shares, rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our memorandum of association and our bye-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our memorandum of association and bye-laws. Copies of our memorandum of association and bye-laws have previously been filed with the SEC as Exhibits 3.1 and 3.2, respectively, to the registration statement on Form F-1 that we filed with the SEC on September 26, 2007 (File No. 333-146304).

General

We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 18896. We were incorporated on December 2, 1993 under the name Textainer Group Holdings Limited. Our registered office is located at Century House, 16 Par-La-Ville Road, Hamilton HM 08, Bermuda.

Share Capital

As of the date of this prospectus, our authorized share capital consists of 140,000,000 common shares, par value US$0.01 per share, and 10,000,000 preference shares, par value US$0.01 per share. As of December 31, 2020, there were 58,740,919 common shares issued, 50,495,789 common shares outstanding and no preference shares issued and outstanding.

Pursuant to our bye-laws, and subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us.

Dividend Rights

Under the Companies Act, a company shall not declare or pay a dividend if there are reasonable grounds for believing either that the company is, or would after the payment be, unable to pay its liabilities as they become due, or that the realizable value of its assets would thereby be less than its liabilities. Certain of our debt facilities contain restrictions on the payment of dividends. We will not be allowed to pay dividends if we are in default under (or such payment would cause a default under) certain debt facilities or if such payment would cause us to breach any of our covenants. These covenants include certain financial covenants, which would be directly affected by the payment of dividends, such as (i) a minimum net worth level (which level would decrease by the amount of any dividend paid), (ii) a maximum ratio of consolidated funded debt to consolidated tangible net worth (which amount would decrease by the amount of any dividend paid) and (iii) a minimum ratio of certain income (which amount would decrease by the amount of any dividend paid) to current obligations. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Modification of Shareholder Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied by us either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Transfer of Shares

Our board of directors may in its absolute discretion, and without assigning any reason, refuse to register the transfer of a share that is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing an instrument of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other common form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor. Our bye-laws provide that shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Act.

Meetings of Shareholders

Our bye-laws and Bermuda law provide that any resolution required or permitted to be passed by our shareholders must be passed at an annual or special general meeting of our shareholders or by the written consent of our shareholders. A written resolution is passed when it is signed by shareholders who at the date the notice of such written resolution is given represent such majority of votes as would be required if the resolution was voted on at a shareholders’ meeting at which all shareholders entitled to attend and vote thereat were present and voting. Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year unless this requirement is waived by the shareholders in accordance with the Companies Act. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the requisition of shareholders holding not less than 10% of the paid-up capital of the company as at the date of deposit of the requisition carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that our board of directors, the president or the chairman (if any) may convene an annual general meeting or a special general meeting. Under our bye-laws, at least 5 days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of our issued and outstanding voting shares.

Access to Books and Records and Dissemination of Information

Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings of shareholders and the company’s audited financial statements (unless this requirement is waived in accordance with the bye-laws and the Companies Act), which must be presented at the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company on giving notice by advertisement in an appointed newspaper to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its register of members in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. A company is also required to file with the Registrar of Companies in Bermuda a list of its directors to be maintained on a register, which register will be available for public inspection subject to such conditions as the Registrar may impose and on payment of such fee as may be prescribed. Where a company, the shares of which are listed on an appointed stock exchange (which includes the New York Stock Exchange), sends its summarized financial statements to its shareholders pursuant to section 87A of the Companies Act, a copy of the full financial statements (as well as the summarized financial statements) must be made available for inspection by the public at the company’s registered office. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

Our bye-laws provide that our board of directors shall consist of such number of directors being not less than 5 directors and not more than such maximum number of directors, not exceeding 12 directors, as the board of directors may from time to time determine. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by our board of directors must give notice of the intention to propose the person for election. Where a person is to be proposed for election as a director at an annual general meeting by a shareholder, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the special general meeting was made.

A director may be removed (i) for cause by the affirmative vote of the holders of a majority of the votes cast at a meeting, or (ii) without cause upon the affirmative vote of 66% of the shares then issued and outstanding and entitled to vote on the resolution; in each case provided that notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.

The remuneration of our directors is determined by our board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board of directors meeting. Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control indirectly or directly more than 20% of the capital or loan debt) cannot borrow from us, (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.

Waiver of Claims by Shareholders; Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule or law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or on behalf of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

We have entered into indemnification agreements with our directors and senior management to give such directors and officers, as well as their immediate family members, additional contractual assurances regarding the scope of indemnification set forth in our bye-laws, and to provide additional procedural protections which may, in some cases, be broader than the specific indemnification provisions contained in our bye-laws. The indemnification agreements may require us, among other things, to indemnify such directors and officers, as well as their immediate family members (in each case, except in respect of such person’s fraud or dishonesty), against liabilities that may arise by reason of the status or service as directors or officers and to advance expenses as a result of any proceeding against them as to which they could be indemnified.

Amendment of Memorandum of Association and Bye-Laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors, including the affirmative vote of not less than 66% of the directors then in office, and by a resolution of the shareholders, including the affirmative vote of not less than 66% of the voting shares issued and outstanding.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital, or any class thereof, have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Business Combinations

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders.

Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a merger or an amalgamation (other than with a wholly owned subsidiary or as described below) that has been approved by the board of directors must only be approved by a majority of the votes cast at a general meeting of the shareholders at which the quorum shall be two or more persons present in person and representing in person or by proxy in excess of 50% of all issued and outstanding voting shares. Any amalgamation or merger or other “business combination” (as defined in our bye-laws), other than certain business combinations with interested shareholders (as described below) not approved by our board of directors but which the Companies Act requires to be approved by the shareholders must be approved by the holders of not less than 66% of our issued and outstanding voting shares.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Our bye-laws also contain provisions regarding “business combinations” with “interested shareholders.” Pursuant to our bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by our board of directors and authorized at an annual or special general meeting by the affirmative vote of at least 66% of our issued and outstanding voting shares that are not owned by the interested shareholder, unless: (i) prior to the time that the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced. For purposes of these provisions, “business combinations” include mergers, amalgamations, consolidations and certain sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of assets, issuances and transfers of shares and other transactions resulting in a financial benefit to an interested shareholder. An “interested shareholder” is a person (other than the company and any entity directly or indirectly wholly-owned or majority owned by the company) that beneficially owns 15% or more of our issued and outstanding voting shares and any person affiliated or associated with us that owned 15% or more of our issued and outstanding voting shares at any time three years prior to the relevant time.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take any action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. However, the operation of this provision as a waiver of the right to sue for violations of federal securities laws may not be enforceable in U.S. courts.

Capitalization of Profits and Reserves

Pursuant to our bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

Our bye-laws provide that our board of directors may treat as forfeited any dividend or other monies payable in respect of any shares that remain unclaimed for five (5) years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by mail or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable inquiries have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend warrant or check.

Compulsory Acquisition of Shares Held by Minority Holders

An acquiring party is generally able to acquire compulsorily the common shares of minority holders in the following ways:

(1) By a procedure under the Companies Act known as a “scheme of arrangement”. A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme or arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

(2) If the acquiring party is a company, it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of any offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

(3) Where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of our securities other than “Equity Securities” to and between non-residents of Bermuda for exchange control purposes and for the issue and transfer of our “Equity Securities” (which would include our common shares) to and between non-residents of Bermuda for exchange control purposes, provided our “Equity Securities” are and remain listed on an “Appointed Stock Exchange”, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Shareholder Services, Inc. and its fully owned subsidiary Computershare Trust Company, N.A., having its principal office at 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

Textainer may choose to offer fractional interests in debt securities or fractional common shares or preference shares. Textainer may issue fractional interests in debt securities, common shares or preference shares, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a common share or of a particular series of preferred shares, as the case may be, and would be evidenced by a depositary receipt.

Textainer will deposit the debt securities or common shares or preference shares represented by depositary shares under a deposit agreement between Textainer and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or common share or preference share represented by the depositary share, to all the rights and preferences of the debt security or common share or preference share, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or common shares or preference shares, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If debt securities, common shares or a series of preference shares represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, common share or preference share, as the case may be, payable in relation to the redeemed series of debt securities, common shares or preference shares. Whenever Textainer redeems debt securities, common shares or preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities, common shares or preference shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indenture or Voting the Common Shares or Preference Shares

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common shares or preference shares, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common shares or preference shares represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common shares or preference shares, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common shares or preference shares, as the case may be, represented by the depositary shares in accordance with those instructions.

Textainer will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common shares or preferred shares, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

Textainer and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preference shares represented by depositary shares have been converted into or exchanged for common shares or repaid in full; or

•

if applicable, there has been a final distribution in respect of the common shares or preference shares, including in connection with the liquidation, dissolution or winding-up of Textainer, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Textainer notice of its election to do so. Textainer also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Textainer must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

Textainer will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Textainer will pay charges of the depositary in connection with the initial deposit of the debt securities, common shares or preferred shares, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, common shares or preferred shares, as the case may be, by you and any repayment or redemption of the debt securities or preferred shares, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from Textainer which are delivered to the depositary and which Textainer is required or otherwise determines to furnish to holders of debt securities, common shares or preference shares, as the case may be. Neither Textainer nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither Textainer nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common shares or preference shares unless satisfactory indemnity is furnished. Textainer and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, shares of common shares or preference shares for deposit, you or other persons believed to be competent and on documents which Textainer and the depositary believe to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the base indenture, to be entered into between us and an entity, identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of the prospectus, the term “the Company” refers only to Textainer Group Holdings Limited and not to any of its subsidiaries.

This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will be either senior debt or subordinated debt.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

•	the title and series of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•

the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•

if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•	the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger, Amalgamation and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d) make any change that adversely affects the right to convert or exchange any security into or for common shares or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

(c) to establish the form and terms of debt securities issued thereunder;

(d) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g) to add any additional events of default with respect to all or any series of debt securities;

(h) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j) to pledge to the trustee as security for the debt securities of any series any property or assets;

(k) to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(l) to provide for certificated securities in addition to or in place of global securities;

(m) to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(n) with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(o) to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a) default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b) default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d) failure by the Company for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e) certain events of bankruptcy, insolvency or reorganization of the Company; and

(f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act.

Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger, Amalgamation and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate or amalgamate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized or incorporated under the laws of Bermuda or any U.S. domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts. The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency. The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports. So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15 (d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common shares or preference shares will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b) (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and (ii) the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “— Consolidation, Merger, Amalgamation and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “— Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “— Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(c) the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(d) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(e) no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(f) the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(g) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(h) if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(i) any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(j) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(k) the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(l) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(m) the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common shares, preference shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preference shares or common shares will not have any rights of holders of the preference shares or common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preference shares or common shares purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our debt securities, common shares, preference shares or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	In the case of a distribution of rights to our shareholders, the date of determining the shareholders entitled to the rights distribution;

•	In the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of debt securities, common shares, preference shares or other securities upon the exercise of the rights;

•	the number and terms of the shares of debt securities, common shares, preference shares or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Debt Securities” and “Description of Share Capital,” will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common shares, preference shares and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Share Capital” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market- making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common shares will be new issues of securities with no established trading market.

Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the laws of Bermuda will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain matters of New York law will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements and schedules of Textainer Group Holdings Limited as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Most of our directors and some of the named experts referred to in this prospectus are not residents of the U.S., and a substantial portion of our assets is located outside the U.S. As a result, it may be difficult for investors to effect service of process on those persons in the U.S. or to enforce in the U.S. judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions (including the U.S.) against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. This prospectus does not contain all the information provided in the registration statement we have filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement and the exhibits filed as a part of that registration statement.

We are subject to the reporting requirements of the Exchange Act, and file reports, including Annual Reports on Form 20-F and Reports on Form 6-K, with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The public may read our SEC filings, including the registration statement of which this prospectus is a part and the exhibits filed as a part of that registration statement, over the Internet at http://www.sec.gov. The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the public may obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

6,000,000 Depositary Shares

TEXTAINER GROUP HOLDINGS LIMITED

6,000,000 Depositary Shares

Each representing a 1/1,000th Interest in a Share of

7.000% Series A Cumulative Redeemable Perpetual Preference Shares

PROSPECTUS SUPPLEMENT

April 6, 2021

Joint Book-Running Managers

RBC Capital Markets

UBS Investment Bank

Keefe, Bruyette & Woods

                             A Stifel Company

B. Riley Securities